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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

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TESARO, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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TESARO, Inc.
1000 Winter Street, Suite 3300
Waltham, Massachusetts 02451

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

        The 2013 Annual Meeting of Stockholders will be held on May 9, 2013, at 8:30 a.m. local time, at The Conference Center at Waltham Woods, 860 Winter Street, Waltham, MA 02451 for the following purposes:

          1.     to elect eight members of the board of directors;

          2.     to ratify the appointment of Ernst & Young, LLP as the independent registered public accounting firm for the Company for the fiscal year ending December 31, 2013; and

          3.     to consider any other matters that properly come before the Annual Meeting or any adjournment or postponement thereof.

        Each outstanding share of TESARO, Inc. common stock (NASDAQ: TSRO) entitles the holder of record at the close of business on March 20, 2013, to receive notice of and to vote at the Annual Meeting or any adjournment or postponement of the Annual Meeting.

        WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, WE URGE YOU TO VOTE YOUR SHARES BY INTERNET, TELEPHONE, OR BY SIGNING, DATING AND RETURNING THE PROXY CARD YOU WILL RECEIVE IF YOU REQUEST PRINTED MATERIALS. IF YOU CHOOSE TO ATTEND THE ANNUAL MEETING, YOU MAY STILL VOTE YOUR SHARES IN PERSON, EVEN THOUGH YOU HAVE PREVIOUSLY VOTED OR RETURNED YOUR PROXY BY ANY OF THE METHODS DESCRIBED IN OUR PROXY STATEMENT. IF YOUR SHARES ARE HELD IN A BANK OR BROKERAGE ACCOUNT, PLEASE REFER TO THE MATERIALS PROVIDED BY YOUR BANK OR BROKER FOR VOTING INSTRUCTIONS.

        ALL STOCKHOLDERS ARE EXTENDED A CORDIAL INVITATION TO ATTEND THE MEETING.

By Order of the Board of Directors

Leon O. Moulder, Jr. Chief Executive Officer April 4, 2013

TESARO, Inc.

1000 Winter Street, Suite 3300
Waltham, Massachusetts 02451

PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS

To Be Held On Thursday, May 9, 2013

        This Proxy Statement (the "Proxy Statement") and the accompanying proxy are furnished to the stockholders of TESARO, Inc. (hereinafter, "we," "us," "TESARO" and the "Company") in connection with the solicitation of proxies by the board of directors, to be voted at the Annual Meeting of Stockholders (the "Annual Meeting") and at any adjournment or postponement of the Annual Meeting, which will be held at 8:30 a.m. local time on Thursday, May 9, 2013, at The Conference Center at Waltham Woods, 860 Winter Street, Waltham, MA 02451, for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders. The board of directors mailed this Proxy Statement and accompanying materials to each of the Company's stockholders entitled to vote at the Annual Meeting on or about April 4, 2013.

Important Notice Regarding the Internet Availability of Proxy Materials for the Stockholder Meeting to Be Held on Thursday, May 9, 2013.

        Our Annual Report to Stockholders and this Proxy Statement are also available electronically on our website at http://www.edocumentview.com/tsro.

ABOUT THE ANNUAL MEETING

Purpose of the Annual Meeting

        The purpose of the Annual Meeting is for our stockholders to consider and act upon the proposals described in this Proxy Statement and any other matters that properly come before the Annual Meeting or any adjournment or postponement thereof. Management is presently aware of no other business to come before the Annual Meeting. In addition, management will report on TESARO's performance and respond to questions from stockholders.

Proposals to be Voted Upon at the Annual Meeting

        At the Annual Meeting, our stockholders will be asked to consider and vote upon the following two proposals:

  •
  Proposal No. 1:    To elect eight directors to the board of directors, each of whom will hold office until the next annual meeting of stockholders and until his or her successor is elected and qualified or until his or her earlier death, resignation or removal.

  •
  Proposal No. 2:    To ratify the selection of Ernst & Young, LLP ("Ernst &Young") as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2013.

        In addition, any other matters that properly come before the Annual Meeting or any adjournment or postponement thereof will be considered. Management is presently aware of no other business to come before the Annual Meeting.

Recommendation of the Board of Directors

        The board of directors recommends that you vote FOR each of the nominees to the board (Proposal 1) and FOR the ratification of the appointment of Ernst & Young as our independent registered public accounting firm for the fiscal year ending December 31, 2013 (Proposal 2).

Voting at the Annual Meeting

        Stockholders will be entitled to vote at the Annual Meeting on the basis of each share held of record at the close of business on March 20, 2013 (the "Record Date").

        If on the Record Date you hold shares of our common stock that are registered directly in your name with our transfer agent, Computershare Trust Company, N.A. ("Computershare"), you are considered the stockholder of record with respect to those shares, and Computershare is sending these proxy materials directly to you on our behalf. As a stockholder of record, you may vote in person at the Annual Meeting or by proxy. Whether or not you plan to attend the Annual Meeting in person, you may vote by signing and submitting your proxy card, by Internet or by submitting your vote by telephone or the Internet. Whether or not you plan to attend the Annual Meeting, we urge you to vote by way of the Internet, by telephone, or by filling out and returning the proxy card you will receive upon request of printed materials. If you submit a proxy but do not give voting instructions as to how your shares should be voted on a particular proposal at the Annual Meeting, your shares will be voted in accordance with the recommendations of our board of directors stated in this Proxy Statement. Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by (1) delivering a written notice of revocation addressed to TESARO, Inc., Attn: Corporate Secretary, 1000 Winter Street, Suite 3300, Waltham, Massachusetts 02451, (2) a duly executed proxy bearing a later date, (3) voting again by the Internet or by telephone or (4) attending the Annual Meeting and voting in person. Your last vote or proxy will be the vote or proxy that is counted. Attendance at the Annual Meeting will not cause your previously granted proxy to be revoked unless you specifically so request.

        If on the Record Date you hold shares of our common stock in an account with a brokerage firm, bank, or other nominee, you are a beneficial owner of those shares and hold such shares in street name. These proxy materials have been forwarded to you by the nominee holding your shares. As a beneficial owner, you have the right to direct your broker, bank, or other nominee on how to vote the shares held in their account, and the nominee has enclosed or provided voting instructions for you to use in directing it how to vote your shares. The nominee that holds your shares, however, is considered the stockholder of record for purposes of the Annual Meeting. Because you are not the stockholder of record, you may not vote your shares in person at the Annual Meeting unless you bring a letter from your nominee confirming your beneficial ownership of the shares to the Annual Meeting. Whether or not you plan to attend the Annual Meeting, we urge you to vote by following your nominee's voting instructions to ensure that your vote is counted.

        If you are a beneficial owner and do not vote, and your broker, bank or other nominee does not have discretionary power to vote your shares, your shares may constitute "broker non-votes". Shares that constitute broker non-votes will be counted for the purpose of establishing a quorum at the Annual Meeting. Voting results will be tabulated and certified by the inspector of elections appointed for the Annual Meeting. If you receive more than one Proxy Statement, it is because your shares are registered in more than one name or are registered in different accounts. Please follow the instructions provided with each Proxy Statement received to ensure that all of your shares are voted.

        A list of stockholders of record as of the Record Date will be available for inspection during ordinary business hours at our offices located at 1000 Winter Street, Suite 3300, Waltham, Massachusetts 02451, from April 29, 2013 to the date of our Annual Meeting. The list will also be available for inspection at the Annual Meeting.

Quorum Requirement for the Annual Meeting

        The presence at the Annual Meeting, whether in person or by valid proxy, of the persons holding a majority of shares of common stock outstanding on the Record Date will constitute a quorum, permitting us to conduct our business at the Annual Meeting. On the Record Date, there were

32,578,753 shares of common stock outstanding and entitled to vote, held by 26 stockholders of record. Abstentions (i.e., if you or your broker mark "ABSTAIN" on a proxy) and "broker non-votes" will be considered to be shares present at the meeting for purposes of a quorum. Broker non-votes occur when shares held by a broker for a beneficial owner are not voted with respect to a particular proposal and generally occur because the broker (1) does not receive voting instructions from the beneficial owner and (2) lacks discretionary authority to vote the shares. Brokers and other nominees have discretionary authority to vote on ratification of our independent public accounting firm for clients who have not provided voting instructions. However, without voting instructions from their clients, they cannot vote on "non-routine" proposals, such as the election of directors.

Required Votes

        Election of directors.    Each director will be elected by the vote of the plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors. Abstentions and broker non-votes are not taken into account in determining the outcome of the election of directors.

        The ratification of our independent public accounting firm.    Approval of the proposal to ratify the audit committee's appointment of Ernst & Young as our independent registered public accounting firm for the fiscal year ending December 31, 2013 requires the affirmative vote of the holders of at least a majority of the shares of common stock present in person or represented by proxy at the Annual Meeting and entitled to vote. Broker non-votes are not taken into account in determining the outcome of these proposals, and abstentions will have the effect of a vote against these proposals.

Solicitation of Proxies

        We will bear the cost of solicitation of proxies. This includes the charges and expenses of brokerage firms and others for forwarding solicitation material to beneficial owners of our outstanding common stock. We may solicit proxies by mail, personal interview, telephone or via the Internet through our officers, directors and other management employees, who will receive no additional compensation for their services.

CORPORATE GOVERNANCE STANDARDS AND DIRECTOR INDEPENDENCE

        The board of directors has adopted Corporate Governance Guidelines (the "Guidelines"), a Code of Business Conduct and Ethics (the "Code of Ethics"), and a Policy for Related Person Transactions as part of our corporate governance practices and in accordance with rules of the Securities and Exchange Commission (the "SEC") and the listing standards of The NASDAQ Stock Market ("NASDAQ").

Corporate Governance Matters

        The Guidelines set forth a framework to assist the board of directors in the exercise of its responsibilities. The Guidelines cover, among other things, the duties and responsibilities of each director; the composition, responsibilities and operation of the board of directors; the establishment and operation of board committees; succession planning for our Chief Executive Officer; convening executive sessions of independent directors; the board's interaction with management and third parties; and the evaluation of the performance of the board and the Chief Executive Officer.

        The Code of Ethics is designed to promote the highest standards of ethical conduct by our directors, executive officers and employees. The Code of Ethics requires that our directors, executive officers and employees avoid conflicts of interest, comply with all laws and other legal requirements, conduct business in an honest and ethical manner and otherwise act with integrity and in our best interest. Under the terms of the Code of Ethics, directors, executive officers and employees are required to report any conduct that they believe in good faith to be an actual or apparent violation of the Code of Ethics. We intend to disclose future amendments to the Code of Ethics, or any waivers of its requirements, on our website or in filings under the Securities Exchange Act of 1934, or the Exchange Act, to the extent required by the applicable rules and exchange requirements.

        The Guidelines and Code of Ethics are each available in the Investors—Corporate Governance—Overview section of our corporate website, which is located at www.tesarobio.com. The Guidelines, Code of Ethics, and Policy for Related Person Transactions are reviewed periodically by our governance and nominating committee, which recommends changes to our board of directors for approval as appropriate.

Certain Relationships and Related Person Transactions

  Policies and Procedures for Related Person Transactions

        Under our Policy for Related Person Transactions entered into in connection with our initial public offering, all related person transactions are reviewed and approved by our audit committee (or any other committee of the board of directors consisting of independent directors) or our full board of directors. This review cover any material transaction, arrangement or relationship, or any series of similar transactions, arrangements or relationships, in which we were or are to be a participant, the amount involved exceeds $120,000, and a related person had or will have a direct or indirect material interest, including, but not limited to, purchases of goods or services by or from a related person or entities in which the related person has a material interest, and indebtedness, guarantees of indebtedness and employment by us of a related person. A "related person," as determined since the beginning of our last fiscal year, is any executive officer, director or nominee to become director, a holder of more than 5% of our common stock, including any immediate family members of such persons or any entity which is owned or controlled by such a person.

  Related Person Transactions

        The following is a description of transactions, since January 1, 2012, to which we have been a party, in which the amount involved exceeded or will exceed $120,000, and in which any of our executive officers, directors or holders of more than 5% of any class of our voting securities, or an affiliate or immediate family member thereof, had or will have a direct or indirect material interest, other than compensation, termination and change in control arrangements, which are described below under "Executive and Director Compensation." We believe the terms obtained or consideration that we paid or received, as applicable, in connection with the transactions described below were comparable to terms available or the amounts that would be paid or received, as applicable, in arm's-length transactions with unrelated third parties. The following transactions were entered into before the adoption of our Policy for Related Person Transactions described above and were approved by our full board of directors.

  Issuance of Series B Preferred Stock

        In June 2011, July 2011 and March 2012, we issued and sold an aggregate of 46,436,761 shares of our Series B preferred stock at a price per share of $2.175, for aggregate consideration of approximately $101 million. In connection with the sale of the Series B preferred stock, we paid approximately $77,000 in legal fees for the benefit of the investors, including the stockholders identified in the table below.

        The table below sets forth the number of shares of Series B preferred stock purchased by our stockholders who held more than 5% of any class of our voting securities or their affiliates in June 2011 and March 2012. No shares were purchased by these stockholders and their affiliates in July

2011. In connection with the closing of our initial public offering, every 3.5 shares of preferred stock set forth in the table below were converted into one share of our common stock.

	June 2011 Purchase of Series B Preferred Stock (#)	Aggregate Purchase Price of June 2011 Purchase of Series B Preferred Stock ($)	March 2012 Purchase of Series B Preferred Stock (#)	Aggregate Purchase Price of March 2012 Purchase of Series B Preferred Stock ($)	Shares of Common Stock Issued Upon Conversion of Series B Preferred Stock (#)
Stockholders
Entities affiliated with New Enterprise Associates(1)	7,741,199	16,837,108	10,647,306	23,157,892	5,253,859
Entity affiliated with InterWest Partners(2)	3,871,748	8,421,052	5,323,654	11,578,948	2,627,257
Entities affiliated with Kleiner Perkins Caufield & Byers(3)	2,903,811	6,315,789	3,992,740	8,684,211	1,970,443

(1)
David M. Mott and Paul Walker, each of whom is one of our directors, are a general partner and partner, respectively, of New Enterprise Associates.

(2)
Arnold L. Oronsky, Ph.D., one of our directors, is a general partner of InterWest Partners.

(3)
Shares are held for convenience in the name of "KPCB Holdings, Inc., as nominee." Beth Seidenberg, M.D., one of our directors, is a partner of Kleiner Perkins Caufield & Byers.

  Participation in our Initial Public Offering

        At our request, the underwriters in our initial public offering allocated an aggregate of 1,863,332 shares of our common stock in our initial public offering to certain of our directors and existing stockholders, or certain of their affiliates, including New Enterprise Associates, InterWest Partners, and Kleiner Perkins Caufield & Byers, or funds affiliated with them, and Lawrence M. Alleva, a member of our board of directors. The shares were offered and sold on the same terms as the other shares that were offered and sold in our initial public offering. The table below sets forth the number of shares of Series B preferred stock purchased by these entities and Mr. Alleva.

Shares Purchased in the Offering
Offering Participant
Entities affiliated with New Enterprise Associates(1)	1,111,111
Entity affiliated with InterWest Partners(2)	444,444
Entities affiliated with Kleiner Perkins Caufield & Byers(3)	222,222
Lawrence M. Alleva	11,481

(1)
David M. Mott and Paul Walker, each of whom is one of our directors, are a general partner and partner, respectively, of New Enterprise Associates.

(2)
Arnold L. Oronsky, Ph.D., one of our directors, is a general partner of InterWest Partners.

(3)
Shares are held for convenience in the name of "KPCB Holdings, Inc., as nominee." Beth Seidenberg, M.D., one of our directors, is a partner of Kleiner Perkins Caufield & Byers.

  Second Amended and Restated Investors' Rights Agreement

        In connection with the sale of our Series B preferred stock, in June 2011 we entered into an investors' rights agreement with the then holders of our outstanding preferred stock, including our named executive officers and entities with which certain of our directors are affiliated. The agreement provides that with respect to the common stock issued upon conversion of our preferred stock, these holders have the right to demand that we file a registration statement or request that the shares of common stock be covered by a registration statement that we are otherwise filing. These registration rights were validly waived for our initial public offering. In addition to the registration rights, the investors' rights agreement provided for certain information rights, board observer rights and rights of first refusal that terminated upon completion of our initial public offering.

  Interest in Annual Meeting Matters

        No person who is a director or executive officer of TESARO has a substantial interest, direct or indirect, in any matter to be acted upon at the general meeting, other than elections to office.

Board Independence and Leadership Structure

        Our board of directors believes, and NASDAQ Marketplace rules require, that a majority of its members should be independent directors. In addition, the respective charters of the audit, compensation and governance and nominating committees, currently require that each member of such committees be independent directors. Consistent with NASDAQ's independence criteria, the board of directors has affirmatively determined that each of our directors and nominees for director other than Leon O. Moulder, Jr., who is our Chief Executive Officer, and Mary Lynne Hedley, Ph.D., who is our President and Chief Scientific Officer, is independent of TESARO and our management. NASDAQ's independence criteria includes a series of objective tests, such as that the director is not an employee of TESARO and has not engaged in various types of business dealings with us. In addition, as further required by NASDAQ rules, the board of directors has subjectively determined as to each independent director and nominee for director that no relationship exists that, in the opinion of the board of directors, would interfere with each such person's exercising independent judgment in carrying out his or her responsibilities as a director. In making these determinations on the independence of our directors and nominees for director, the board of directors considered the relationships that each such director or nominee has with the Company and all other facts and circumstances the board deemed relevant in determining independence, including the beneficial ownership of our capital stock by each such person.

        In accordance with our Guidelines, the independent members of our board of directors will meet in "executive session" at least four times each year. If the chairperson of the board is not an independent director, the Lead Director, as selected by the independent directors in accordance with our Guidelines, will preside over and develop the agenda for these sessions. The purpose of the executive sessions is to promote open and candid discussion among non-employee directors.

        Our Guidelines require the board of directors to elect its Chairman based on the board's view of what is best for the Company at the time of the election. The positions of the Chairman of the board of directors and Chief Executive Officer are currently separated. Separating these positions allows our Chief Executive Officer to focus on our day-to-day business, while allowing the Chairman of the board of directors to lead the board in its fundamental role of providing advice to and independent oversight of management. The board of directors recognizes the time, effort and energy that the Chief Executive Officer must devote to his position in the current business environment, as well as the commitment required to serve as our Chairman, particularly as the board's oversight responsibilities continue to grow. The board believes that this structure ensures a greater role for the independent directors in the oversight of the Company and active participation of the independent directors in setting agendas and establishing priorities and procedures for the work of our board of directors.

        Although neither the Company's bylaws nor the Guidelines require separating the positions of Chairman of the board of directors and Chief Executive Officer, the board believes that having separate positions is the appropriate leadership structure for the Company currently. The board recognizes that depending on the circumstances, other leadership models, such as combining the role of Chairman of the board with the role of Chief Executive Officer, might be appropriate. The board may periodically review its leadership structure.

Board's Role in Risk Oversight

        The board of directors believes that risk management is an important part of establishing, updating and executing on the Company's business strategy. The board, as a whole and at the committee level, has oversight responsibility relating to risks that could affect the corporate strategy, business objectives, compliance, operations, and the financial condition and performance of the Company. The board focuses its oversight on the most significant risks facing the Company and on its processes to identify, prioritize, assess, manage and mitigate those risks. The board and its committees receive regular reports from members of the Company's senior management on areas of material risk to the Company, including strategic, operational, financial, legal and regulatory risks. While the board has an oversight role, management has direct responsibility for managing and assessing risks and implementing processes and controls to mitigate their effects on the Company.

        The board of directors carries out its oversight responsibilities in part through its committees. The audit committee, as part of its responsibilities oversees the management of financial risks, including but not limited to accounting matters, liquidity and credit risks, corporate tax positions, insurance coverage, and cash investment strategy and results. The audit committee also oversees the management of risks relating to the performance of its independent registered public accounting firm, as well as our systems of internal controls and disclosure controls and procedures. The compensation committee is responsible for overseeing the management of risks relating to our executive compensation and overall compensation and benefit strategies, plans, arrangements, practices and policies, and compensation of the board of directors. The governance and nominating committee oversees the management of risks associated with the overall compliance and corporate governance practices, and the independence and composition of the board. These committees provide regular reports to the full board.

Meetings of the Board of Directors and its Committees

        Information concerning the board of directors and its three standing committees is set forth below. Each board committee currently consists only of directors who are not employees of TESARO.

        The board of directors and its committees meet regularly throughout the year, and also hold special meetings and act by written consent from time to time. The board held a total of eleven (11) meetings during the fiscal year ended December 31, 2012. During this time each of our directors attended at least 75% of the aggregate number of meetings held by the board and all committees of the board on which such director served (during the period that such director served). The board has adopted a policy that encourages, but does not require, attendance by our board members at our annual meetings of stockholders.

        The board of directors has three standing committees: the governance and nominating committee; the compensation committee; and the audit committee. The charters for these committees can be accessed electronically on the Investors—Corporate Governance—Overview section of our corporate website at www.tesarobio.com.

        The Guidelines require the board of directors to conduct, and the governance and nominating committee to oversee, an annual evaluation of the board's operations and performance in order to enhance its effectiveness. Pursuant to the Guidelines, following this evaluation, the governance and nominating committee is required to make recommendations to the full board for its consideration.

BOARD COMMITTEES AND THEIR FUNCTIONS

        The following table describes which directors serve on each of the board of directors' standing committees.

Name	Governance and Nominating Committee		Compensation Committee		Audit Committee
Leon O. Moulder, Jr.
Mary Lynne Hedley, Ph.D.
David M. Mott(2)	X	(1)	X	(1)
Lawrence M. Alleva					X	(1)
Arnold L. Oronsky, Ph.D.	X				X
Beth Seidenberg, M.D.			X
Paul Walker					X

(1)
Chair of the committee.

(2)
Chairperson of the board.

Audit Committee

        The board of directors has established a separately designated standing audit committee in accordance with Section 3(a)(58)(A) of the Exchange Act, which met five (5) times during 2012. The audit committee is responsible for assisting the board in its oversight of the integrity of our financial statements, the qualifications and independence of our independent auditors, and our internal financial and accounting controls. The audit committee has direct responsibility for the appointment, compensation, retention (including termination) and oversight of our independent auditors, and our independent auditors report directly to the audit committee. The audit committee also prepares the audit committee report that the SEC rules require to be included in this proxy statement.

        The members of the audit committee are Arnold L. Oronsky, Ph.D., Lawrence (Larry) M. Alleva and Paul Walker. Under the applicable corporate governance standards of the NASDAQ Stock Market, a newly public company is permitted to phase in its compliance with the independent audit committee requirements set forth in NASDAQ Marketplace Rule 5605 on the same schedule as it is permitted to phase in its compliance with the independent audit committee requirement pursuant to Rule 10A-3 under the Exchange Act, that is: (1) one independent member at the time of listing; (2) a majority of independent members within 90 days of listings; and (3) all independent members within one year of listing. Dr. Oronsky and Mr. Alleva each qualify as an independent director under the corporate governance standards of the NASDAQ Stock Market and the independence requirements of Rule 10A-3 of the Exchange Act. Within one year of our listing on the NASDAQ Global Select Market, we expect that Mr. Walker will resign from our audit committee and be replaced with a different director, who is independent under NASDAQ Market Rules and Rule 10A-3 of the Exchange Act. The board has determined that Mr. Alleva qualifies as an "audit committee financial expert" as such term is currently defined in Item 407(d)(5) of Regulation S-K. Each member of the audit committee is able to read and understand fundamental financial statements, including our balance sheet, income statement and cash flows statements.

Governance and Nominating Committee

        The governance and nominating committee is responsible for making recommendations to the board of directors regarding candidates for directorships and the size and composition of the board of directors. In addition, the governance and nominating committee is responsible for overseeing our corporate governance guidelines and reporting and making recommendations to the board concerning corporate governance matters. The committee met one (1) time during 2012. See "Director Nominations and Communication with Directors" below for information about the governance and nominating committee's policy regarding nominations of directors by stockholders.

        The members of the governance and nominating committee are David M. Mott and Arnold L. Oronsky, Ph.D.. Each member of the governance and nominating committee is a non-employee director within the meaning of Rule 16b-3 of the rules promulgated under the Exchange Act and an independent director, as defined by the NASDAQ Stock Market.

Compensation Committee

        The compensation committee approves the compensation objectives for the Company, provides a recommendation on the compensation of the Chief Executive Officer, which is subject to approval by the full board of directors, and establishes the compensation for other executives. The compensation committee reviews all compensation components including base salary, bonus, benefits and other perquisites. See "Compensation Discussion and Analysis—Compensation Philosophy and Objectives" below for more information regarding the role of the compensation committee, the board and compensation consultants in determining or recommending the amount or form of executive compensation. The committee met six (6) times during 2012.

        The members of the compensation committee are David M. Mott and Beth Seidenberg, M.D. Each member of the compensation committee is a non-employee director within the meaning of Rule 16b-3 of the rules promulgated under the Exchange Act, each is an outside director, as defined by Section 162(m) of the United States Internal Revenue Code of 1986, as amended, or the Code, and each is an independent director, as defined by the NASDAQ Stock Market.

DIRECTOR NOMINATIONS AND COMMUNICATION WITH DIRECTORS

Director Nomination Process

        The governance and nominating committee recommends, and the board of directors nominates, candidates to stand for election as directors. Stockholders may also nominate persons to be elected as directors. If a stockholder wishes to nominate a person for election as director, he or she must follow the procedures contained in our bylaws and satisfy the requirements of Regulation 14A of the Securities Exchange Act of 1934. To nominate a person to stand for election as a director at the annual meeting of stockholders for 2014, a stockholder must provide our Corporate Secretary with timely notice of the nomination. To be timely, the stockholder's notice must be delivered to, or mailed and received by, us not later than 90 days nor earlier than 120 days prior to the anniversary date of the preceding year's annual meeting, except that if the annual meeting is set for a date that is not within 30 days before or 60 days after such anniversary date, we must receive the notice not earlier than the 120th day prior to such annual meeting and not later than the 90th day prior to such annual meeting or the 10th day following the day on which we provide the notice or public disclosure of the date of the meeting. The notice must include the following information:

  •
  As to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made:

  •
  the name and address of the stockholder and of such beneficial owner, if any;

    •
    the class and number of shares of our capital stock owned beneficially and of record by such stockholder and such beneficial owner, if any;

    •
    if applicable, a description of all agreements, arrangements or understandings with respect to the nomination or proposal between or among such stockholder and such beneficial owner, if any, any of their respective affiliates or associates, and any others acting in concert with the foregoing;

    •
    if applicable, a description of all agreements, arrangements or understandings (including any derivative or short positions, profit interests, options, warrants, stock appreciation or similar rights, hedging transactions, and borrowed or loaned shares) that have been entered into as of the date of the stockholders' notice by, or on behalf of, such stockholder and such beneficial owner, if any, the effect or intent of which is to mitigate loss, manage risk or benefit of share price changes for, or increase or decrease the voting power of, such stockholder and such beneficial owner, if any, with respect to our shares of stock;

    •
    such other information relating to such stockholder and such beneficial owner, if any, as would be required to be included in a proxy statement or other filings to be made in connection with solicitations of proxies for the election of directors in a contested election under the SEC's proxy rules;

    •
    a representation that the stockholder is a holder of record of our stock, entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to propose such business or nomination;

    •
    a representation whether the stockholder or the beneficial owner, if any, intends, or is part of a group which intends, (a) to deliver a proxy statement and/or form of proxy to holder of at least the percentage of our outstanding capital stock required to approve or adopt the proposal or elect the nominee(s) and/or (b) otherwise to solicit proxies from stockholders in support of such proposal or nomination; and

    •
    such other information that the board of directors may request in its discretion.

  •
  As to each person whom a stockholder proposes to nominate for election as a director:

  •
  such person's name, age, business address and, if known, residential address;

  •
  such person's principal occupation or employment;

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  the class, series and number of shares of our stock that is, directly or indirectly, owned, beneficially or of record, by such person;

  •
  if applicable, a description of all agreements, arrangements or understandings between the stockholder and each nominee and any other person or persons, naming such person or persons, pursuant to which the nomination is to be made by the stockholder;

  •
  such other information regarding each nominee as would be required to be included in a proxy statement filed under the SEC's proxy rules if the nominee had been nominated, or intended to be nominated, by the board of directors; and

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  the consent of each nominee to be named in the proxy statement as a nominee and to serve as a director if elected.

        Each director will be elected by the vote of the plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors.

        Additional information regarding requirements for stockholder nominations for next year's annual meeting is described in this Proxy Statement under "General Matters—Stockholder Proposals and Nominations."

Contacting the Board of Directors

        Stockholders wishing to communicate with our board of directors may do so by writing to the board, Chairman of the board or the non-employee members of the board as a group, at:

  TESARO, Inc.
  1000 Winter Street, Suite 3300
  Waltham, Massachusetts 02451
  Attn: Corporate Secretary

        The communication must prominently display the legend "BOARD COMMUNICATION" in order to indicate to the Secretary that it is a communication for the board. Upon receiving such a communication, the Secretary will promptly forward the communication to the relevant individual or group to which it is addressed. The board has requested that certain items that are unrelated to the board's duties and responsibilities should be excluded, such as spam, junk mail and mass mailings, resumes and other forms of job inquiries, surveys and business solicitations or advertisements.

        The Secretary will not forward any communication determined in his or her good faith belief to be frivolous, unduly hostile, threatening, illegal or similarly unsuitable. The Secretary maintains a list of each communication that was not forwarded because it was determined by the Secretary to be frivolous. Such list is delivered to the Chairman of the board at each quarterly meeting of the board (and made available to each other member of the board). In addition, each communication subject to this policy that was not forwarded because it was determined by the Secretary to be frivolous is retained in the Company's files and made available at the request of any member of the board to whom such communication was addressed.

PROPOSAL NO. 1—ELECTION OF DIRECTORS

        Our board of directors has approved, effective as of the Annual Meeting, increasing the size of our board from seven to eight members. Our nominees for the election of directors at the Annual Meeting include six independent non-employee directors, our Chief Executive Officer and our President and Chief Scientific Officer. Each director is elected to serve a one-year term, with all directors subject to annual election. At the recommendation of the governance and nominating committee, the board has nominated the following persons to serve as directors for the term beginning at the Annual Meeting on May 9, 2013: Leon O. Moulder, Jr; Mary Lynne Hedley, Ph.D.; David M. Mott; Lawrence M. Alleva; James O. Armitage, M.D., Arnold L. Oronsky, Ph.D.; Beth Seidenberg, M.D;. and Paul Walker. All of the nominees are currently serving on the board, with the exception of Dr. Armitage.

        It is intended by the persons named as proxies that proxies received in response to this solicitation will be voted FOR the election of each nominee named in this section unless otherwise stated in the proxy or in the case of a broker non-vote with respect to the proposal. Proxies submitted for the Annual Meeting can only be voted for those nominees named in this Proxy Statement. If, however, any director nominee is unable or unwilling to serve as a nominee at the time of the Annual Meeting, the persons named as proxies may vote for a substitute nominee designated by the board of directors, or the board may reduce the size of the board. Each nominee has consented to serve as a director if elected, and the board does not believe that any nominee will be unwilling or unable to serve. Each director will hold office until his or her successor is duly elected and is qualified or until his or her earlier death, resignation or removal.

Criteria for Evaluating Director Nominees

        The board of directors provides strategic direction to the Company and oversees the performance of the Company's business and management. The governance and nominating committee periodically identifies and reviews with the board desired skills and attributes of both individual board members and the board overall within the context of current and future needs. The governance and nominating committee develops the general criteria, subject to approval by the full board, for identifying, evaluating and selecting qualified candidates for election or re-election to the board. The governance and nominating committee reviews the appropriate skills and characteristics required of directors in the context of the current composition of the board, our operating requirements and the long-term interests of our stockholders. It may use outside consultants to assist in identifying candidates. Among the characteristics the committee may consider are the collective knowledge and diversity of professional skills and background, experience in relevant industries, age and geographic background in addition to the qualities of integrity, judgment, acumen, and the time and ability to work professionally and effectively with other board members and management and make a constructive contribution to the board. The committee considers candidates submitted by directors and management, as well as candidates recommended by stockholders, which are evaluated in the same manner as other candidates identified to it. Final approval of director candidates is determined by the full board.

        The board has determined that all of our current directors and nominees are qualified to serve as directors of the Company.

        The name of each nominee for director, their ages as of April 4, 2013, and other information about each nominee is shown below. In addition, the biography of each of the nominees below contains information regarding the experiences, qualifications, attributes or skills that caused the governance and nominating committee and the board to determine that the person should serve as a director for the Company.

Name	Age	Principal Occupation	Director Since
Leon O. Moulder, Jr.	55	Chief Executive Officer of the Company	2010
Mary Lynne Hedley, Ph.D.	50	President and Chief Scientific Officer of the Company	2010
David M. Mott	47	General Partner of New Enterprise Associates	2010
James O. Armitage, M.D.	66	Professor of Medicine of University of Nebraska Medical Center	—
Lawrence M. Alleva	63	Retired	2012
Arnold L. Oronsky, Ph.D.	73	General Partner of InterWest Partners	2011
Beth Seidenberg, M.D.	55	Partner of Kleiner Perkins Caufield & Byers	2011
Paul Walker	38	Partner of New Enterprise Associates	2010

        Leon (Lonnie) O. Moulder, Jr. has served as Chief Executive Officer and as a member of our board of directors since co-founding the Company in March 2010. From April 2009 to January 2010, Mr. Moulder served as vice chairman of the board of directors and president and chief executive officer of Abraxis BioScience, Inc., a biotechnology company, and as president and chief executive officer of its wholly owned operating subsidiary, Abraxis BioScience, LLC, and the Abraxis Oncology division. Before that, Mr. Moulder served as vice chairman of Eisai Corporation of North America, from January 2008 until January 2009, following Eisai Co. Ltd.'s acquisition of MGI PHARMA, Inc., a pharmaceutical company, in January 2008. Mr. Moulder served as president and chief executive officer and as member of the board of directors of MGI PHARMA, Inc. from May 2003 through January 2008. Mr. Moulder joined MGI PHARMA, Inc. in September 1999 as executive vice president and was promoted to president and chief operating officer in May 2002. Mr. Moulder earned a bachelor of science degree in pharmacy from Temple University and master of business administration degree from the University of Chicago. Mr. Moulder currently serves as a director of Cubist Pharmaceuticals, Inc.

(NASDAQ:CBST), a publicly held biopharmaceutical company and Trevena, Inc., and as trustee of Temple University. The board of directors believes Mr. Moulder's perspective and experience as our co-founder and Chief Executive Officer, as well as his depth of operating and senior management experience in our industry and his experience serving on the boards of directors of public and private companies in the life sciences industry, provides him with the qualifications and skills to serve as a director.

        Mary Lynne Hedley, Ph.D. has served as our President and Chief Scientific Officer and as a member of our board of directors since co-founding the Company in March 2010. From July 2009 to February, Dr. Hedley served as executive vice president of operations and chief scientific officer of Abraxis BioScience, Inc., a biotechnology company. Dr. Hedley served as executive vice president of Eisai Corporation of North America from January 2008 until July 2009, following Eisai Co. Ltd.'s acquisition of MGI PHARMA, Inc. in January 2008. Dr. Hedley served in various positions at MGI PHARMA, Inc. from 2004 through its acquisition in January 2008, most recently as executive vice president and chief scientific officer. Prior to that, Dr. Hedley co-founded and served as the president and chief executive officer of ZYCOS, Inc., a biotechnology company, which was acquired by MGI PHARMA, Inc. in 2004. Prior to co-founding Zycos, Dr. Hedley completed two consecutive postdoctoral fellowships at Harvard University. Dr. Hedley earned her bachelor of science degree in microbiology from Purdue University and her doctoral degree in Immunology from the University of Texas, Southwestern Medical Center. The board of directors believes Dr. Hedley's perspective and experience as our co-founder and President, as well as her educational background and operating and management experience in the life sciences industry, provides her with the qualifications and skills to serve as a director.

        David M. Mott has served on our board of directors since May 2010 and as the Chairman of the board of directors since July 2011. Mr. Mott has served as a general partner of New Enterprise Associates, an investment firm focused on venture capital and growth equity investments, since September 2008, where he leads the healthcare investing practice. From 1992 until 2008, Mr. Mott worked at MedImmune Limited, a biotechnology company and subsidiary of AstraZeneca Plc (NYSE:AZN), and served in numerous roles during his tenure including chief financial officer, president and chief operating officer, and most recently as chief executive officer from October 2000 to July 2008. During that time, Mr. Mott also served as executive vice president of AstraZeneca Plc from June 2007 to July 2008 following AstraZeneca Plc's acquisition of MedImmune Limited in June 2007. Prior to joining MedImmune Limited, Mr. Mott was a vice president in the healthcare investment banking group at Smith Barney, Harris Upham & Co. Inc. Mr. Mott received a bachelor of arts degree from Dartmouth College. Mr. Mott also serves as the chairman of the boards of directors for 3-V Biosciences, Inc., Mersana Therapeutics, Inc. and Zyngenia, Inc., and serves on the board of directors of Ardelyx, Inc., Epizyme, Inc., Omthera Pharmaceuticals, Inc. and Prosensa. The board of directors believes Mr. Mott's experience in the life sciences industry as a senior executive and venture capitalist, as well as his service on the boards of directors of other life sciences companies, provides him with the qualifications and skills to serve as a director.

        Lawrence (Larry) M. Alleva was appointed to our board of directors in March 2012. Mr. Alleva is currently retired. Prior to his retirement in June 2010, Mr. Alleva was employed by PricewaterhouseCoopers LLP, or PwC, for 39 years, 28 of which as a partner with the firm. Mr. Alleva served clients primarily in the technology sector, including pharmaceutical and biotechnology companies. Additionally, he served in a variety of office and regional practice leadership roles, most recently as ethics and compliance leader (assurance) for PwC from 2006 until his retirement. Mr. Alleva is a Certified Public Accountant (inactive). Mr. Alleva received a bachelor of science degree in accounting from Ithaca College and attended the Columbia University Executive MBA (non-degree) Program. Mr. Alleva also serves as a director for GlobalLogic, Inc. and Bright Horizons Family Solutions, Inc. The board of directors believes Mr. Alleva's extensive experience and expertise working with public companies on corporate finance and accounting matters as a Certified Public Accountant (inactive), as well as his experience in a senior leadership role at PwC, provides him with the qualifications and skills to serve as a director.

        James O. Armitage, M.D. was nominated to join our board effective as of the Annual Meeting. Dr. Armitage was recommended to our governance and nominating committee by Mr. Moulder, our chief executive officer, in part due to his expertise as a leading clinical oncologist. Dr. Armitage has been a professor of internal medicine in the division of hematology and oncology at the University of Nebraska Medical Center since 2003, after having served as chairman of the department of internal medicine, as dean of the college of medicine and in various other capacities since joining the Center in 1982. He also holds hospital appointments at The Nebraska Medical Center and University Hospital. Dr. Armitage has authored or co-authored more than 440 articles, 95 book chapters and edited or co-edited 24 textbooks. He has previously served as president of the American Society of Clinical Oncology (ASCO) and as a member of the ASCO board of directors. Dr. Armitage received his bachelor of science degree from the University of Nebraska and his medical degree from the University of Nebraska Medical Center and completed his post-graduate training at the University of Nebraska Medical Center and the University of Iowa Hospitals and Clinics. The board of directors believes that Dr. Armitage's training as a physician, and his research, clinical and administrative experience, in addition to his previous service as a director of a publically traded biopharmaceutical company provide him with the qualifications and skills to serve as a director.

        Arnold L. Oronsky, Ph.D. has served on our board of directors since June 2011. Dr. Oronsky has been a general partner with InterWest Partners, a venture capital firm, since 1994, focusing primarily on life science companies. Dr. Oronsky also serves as a senior lecturer at Johns Hopkins Medical School. Prior to joining InterWest Partners, Dr. Oronsky served as the vice president for discovery research at the Lederle Laboratories division of American Cyanamid Company. Dr. Oronsky holds a Ph.D. in immunology from Columbia University and an A.B. degree from New York University. Dr. Oronsky serves as chairman of the board of directors for Dynavax Technologies (NASDAQ: DVAX), a publicly held biotechnology company, as well as several privately held life science companies. The board of directors believes Dr. Oronsky's experience in the life sciences industry as a venture capitalist, his educational background and his service on the boards of directors of other public and private life sciences companies, provides him with the qualifications and skills to serve as a director.

        Beth Seidenberg, M.D. has served on our board of directors since June 2011. Dr. Seidenberg has been a partner at Kleiner Perkins Caufield & Byers, a venture capital firm, since May 2005, where she has primarily focused on life science investing. Dr. Seidenberg was previously the senior vice president, head of global development and chief medical officer at Amgen, Inc. (NASDAQ: AMGN), a biotechnology company. In addition, Dr. Seidenberg was a senior executive in research and development at Bristol Myers Squibb Company (NYSE: BMY), a biopharmaceutical company, and Merck & Co., Inc. (NYSE: MRK), a healthcare company. Dr. Seidenberg received her bachelor of science degree from Barnard College and her medical degree from the University of Miami School of Medicine and completed her post-graduate training at Johns Hopkins University and the National Institutes of Health. Dr. Seidenberg serves on the board of directors of: Auxogyn, Inc., 3-V Biosciences, Inc., Breathe Technologies, Inc., Epizyme, Inc., iPierian Inc. and Redbrick Health Corporation. The board of directors believes Dr. Seidenberg's training as a physician, as well as her experience in the life sciences industry as a senior executive and venture capitalist, provides her with the qualifications and skills to serve as a director.

        Paul Walker has served on our board of directors since May 2010. Mr. Walker has served as a partner of New Enterprise Associates, an investment firm focused on venture capital and growth equity investments, since April 2008, where he has primarily focused on later-stage biotechnology and life sciences investments. From January 2001 to March 2008, Mr. Walker worked at MPM Capital, a life science venture capital firm, as a general partner with the MPM BioEquities Fund. From July 1996 to

December 2000, Mr. Walker served as portfolio manager at Franklin Templeton Investments. Mr. Walker received a bachelor of science degree in biochemistry and cell biology from the University of California at San Diego. Mr. Walker is a Chartered Financial Analyst. The board of directors believes Mr. Walker's experience in the life sciences industry as an investor and venture capitalist, as well as his educational background, provides him with the qualifications and skills to serve as a director.

Required Vote and Board Recommendation

        In order to be elected as a director, a nominee must be elected by a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors at the Annual Meeting. Stockholders do not have the right to cumulate their votes in the election of directors.

        THE BOARD RECOMMENDS A VOTE FOR ELECTION OF EACH OF THE EIGHT NOMINATED DIRECTORS.

Non-Employee Director Compensation

        In May 2012, our board of directors approved a non-employee director compensation policy, which became effective for all non-employee directors upon the effective date of the registration statement for our initial public offering on June 29, 2012. Each non-employee director receives an annual base retainer of $40,000. In addition, our non-employee directors receive the following cash compensation for board services, as applicable:

  •
  the non-executive chairman of the board of directors receives an additional annual retainer of $10,000;

  •
  each member of our audit, compensation and governance and nominating committees receives an additional retainer of $5,000, $5,000 and $2,500, respectively;

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  each chairperson of our audit, compensation and governance and nominating committees receives an additional annual retainer of $10,000, $7,500 and $5,000, respectively;

  •
  for each board meeting attended in excess of 10 per year, such non-employee director receives $1,500; and

  •
  for each committee meeting attended in excess of six per year, such non-employee director receives $1,000.

        All amounts shall be paid in quarterly installments.

        In addition, newly appointed non-employee directors will receive a one-time initial award of options to purchase 25,000 shares of our common stock, which will vest annually over a three-year period subject to the director's continued service on the board of directors. Thereafter, each non-employee director will receive an annual award of options to purchase 10,000 shares of our common stock, which will vest on the earlier of the one-year anniversary of the date of grant and the next annual meeting of stockholders, subject to the director's continued service on the board of directors.

Director Compensation

        The following table summarizes the compensation paid to or earned by our non-employee directors during the year ended December 31, 2012.

Name	Fees Earned or Paid in Cash(1)	Stock Awards	Option Awards(2)	Non-Equity Incentive Plans	All Other Compensation	Total
Lawrence M. Alleva(3)	$50,634	$—	$113,994	$—	$—	$164,628
David M. Mott	63,289	—	—	—	—	63,289
Arnold L. Oronsky, Ph.D.	48,094	—	—	—	—	48,094
Beth Seidenberg, M.D.	45,569	—	—	—	—	45,569
Paul Walker	45,569	—	—	—	—	45,569

(1)
Includes annual fees, committee chairmanship fees and meeting fees, including fees paid at the election of a director in Company stock pursuant to the 2012 Omnibus Incentive Plan. Each of the directors elected to receive his or her entire 2012 annual retainer in fully-vested shares of common stock. The number of shares issued in lieu of the retainer fees and committee fees were: Mr. Alleva: 3,329 shares; Mr. Mott: 4,161 shares; Dr. Oronsky 3,162 shares; Dr. Seidenberg 2,996 shares; and Mr. Walker 2,996 shares, in each case having a fair market value of $15.21 per share on the date of issuance.

(2)
Amounts shown do not reflect compensation actually received by the director but represent the aggregate full grant date fair value of stock option awards granted to the director and calculated in accordance with ASC 718, disregarding adjustments for forfeiture assumptions. The assumptions used to value the stock option awards are set forth in Note 6 of the Notes to Financial Statements included in Part II, Item 8 "Financial Statements and Supplementary Data" of our Annual Report on Form 10-K.

(3)
Mr. Alleva was appointed to the Board in March 2012 and was granted options to purchase 21,428 and 7,142 shares of our common stock on April 27, 2012 and May 2, 2012, respectively, at an exercise price of $6.615 per share.

        The following table sets forth as of December 31, 2012, the aggregate number of exercisable and unexercisable option awards outstanding held by our current non-employee directors:

Option Awards
Name	Exercisable	Unexercisable (#)
David M. Mott	—	—
Lawrence M. Alleva	—	28,570
Arnold L. Oronsky, Ph.D.	—	—
Beth Seidenberg, M.D.	—	—
Paul Walker	—	—

        There were no unvested restricted stock awards outstanding at December 31, 2012.

        Non-employee directors are provided an election to receive their retainer and fees in cash or common stock and to defer the receipt of the stock to a date elected by the director or to termination of their service as a director.

 COMPENSATION OF EXECUTIVE OFFICERS
EXECUTIVE COMPENSATION

Compensation Review

        This Compensation Review addresses the principles underlying our policies and decisions with respect to the compensation of our executive officers who are named in the "Summary Compensation Table" below, or our "named executive officers," and material factors relevant to these policies and decisions. It should be read together with the related tables and disclosures that follow. Our named executive officers for the fiscal year ended December 31, 2012 were:

  •
  Leon O. Moulder, Jr., our Chief Executive Officer;

  •
  Mary Lynne Hedley, Ph.D., our President and Chief Scientific Officer; and

  •
  Richard J. Rodgers, our Executive Vice President and Chief Financial Officer.

        In reviewing this Compensation Review, please note that we are an emerging growth company and under the JOBS Act are not required to provide a "Compensation Discussion and Analysis" of the type required by Item 402 of Regulation S-K. This Compensation Review is intended to supplement the SEC-required disclosure, which is included below this section, and it is not a Compensation Discussion and Analysis.

Compensation Philosophy and Objectives

        Our primary objectives with respect to compensation of our named executive officers are to retain and motivate them, because we believe they have experience and competencies that are critical to achievement of our business goals. This is consistent with the overall approach of our compensation system generally, which is to attract, retain and motivate employees (including our officers), who have relevant, critical skills and experience, and can make important contributions to the achievement of our business goals. We seek to achieve these objectives by establishing the components of our compensation packages at competitive levels. For our named executive officers, this means implementing annual variable incentive compensation that is tied to specific corporate goals, and by using equity awards that vest over time, in order to align our named executive officers' interests with the interest of our stockholders in increasing long-term stockholder value. The Compensation Committee of our Board of Directors, or the Compensation Committee, acting under authority delegated to it by our Board of Directors, makes compensation decisions regarding our named executive officers, other than our Chief Executive Officer. For our Chief Executive Officer, the Compensation Committee makes formal recommendations to the Board of Directors, with our non-management directors making the final compensation decisions for our Chief Executive Officer.

        Determination of Compensation.    Our named executive officers are also our founders. The framework for each of their respective compensation packages was initially established and memorialized in offer letters in May 2010 when our named executive officers and New Enterprise Associates, or NEA, and its affiliates completed our Series A preferred stock financing. In addition to being our only employees at the time, all of our named executive officers personally invested in the Company as part of the Series A financing. NEA, a sophisticated life sciences investor, determined, on an arm's-length basis in connection with this financing, that the compensation packages for our named executive officers were appropriate. We believe that these arrangements reflected both market standards for venture capital-backed companies with a business plan similar to ours and the experience of our named executive officers.

        For 2011, we continued to use the framework for our named executive officers' compensation that was established in May 2010. Consistent with this framework, our Compensation Committee and our Board of Directors modestly increased our named executive officers' base salaries, adopted new corporate objectives under our short-term incentive, or STI, program, and determined the timing, size and form of equity awards. For 2011 compensation decisions, our Compensation Committee and Board of Directors considered our financial condition and the contributions that the named executive officers had made to our business, relying on its members' collective industry experience and business judgment. The Compensation Committee also considered information from Mr. Moulder, who as our Chief Executive Officer regularly discussed compensation issues with the Chairman of the Compensation Committee and met with the Compensation Committee to discuss these matters. Mr. Moulder also provided the Compensation Committee and Board of Directors his evaluation of the performance of the named executive officers other than himself.

        For 2012, our Compensation Committee and the non-management members of our Board of Directors again used the framework used in prior years for our named executive officers' compensation. Consistent with its determinations in 2011, the Compensation Committee and the non-management members of our Board of Directors made adjustments to the base salaries of our executive officers and the corporate objectives under our STI program for 2012.

Components of our Compensation Program

        The compensation program for our named executive officers consists of base salary, STI opportunities and equity awards. Our named executive officers are also entitled to certain compensation upon termination of their employment. We believe these different forms of compensation provide appropriate incentives to achieve our business goals within the context of our overall philosophy for compensation.

        Base Salary.    The base salary payable to each named executive officer is intended to provide a fixed component of compensation reflecting the executive's skill set, experience, roles and responsibilities. Base salary amounts for each named executive officer were initially set in May 2010 at $350,000, $300,000 and $275,000 for Mr. Moulder, Dr. Hedley and Mr. Rodgers, respectively. The Compensation Committee reviewed the base salaries for 2011 and 2012, and determined that an increase was appropriate for each year given the individual performance of each of our named executive officers and our overall performance. For 2012, the Compensation Committee and Board of Directors approved increasing the base salary for each of our named executive officers to $375,000, $350,000 and $300,000 for Mr. Moulder, Dr. Hedley and Mr. Rodgers, respectively. This represented an increase to the base salary for each of our named executive officers of approximately 5%, 14% and 7%, respectively.

  Short-term Incentive Payouts.

        General.    Our STI program is intended to provide a cash incentive to our named executive officers for achieving both company-wide and individual goals approved at the beginning of each year by our Compensation Committee and Board of Directors. We believe that having an annual STI program is a customary practice necessary to retain executives, and that it motivates our executives to achieve the specific goals that are a part of the program. For 2011, the STI program for our named executive officers was based entirely on company-wide goals and did not include individual goals. This decision to use exclusively company-wide goals in 2011 was based in part on our named executive officers having recently founded the company and that the early-stage nature of the business made rewards for personal performance less important than overall company success. For 2012, our STI program was modified to permit us to pay a cash incentive for the achievement of company-wide and individual goals.

        Relative Weighting Between Company-wide and Individual Goals.    For 2012, the company-wide goals and individual goals for our named executive officers were established by the Compensation Committee and approved by our Board of Directors. The Compensation Committee and the Board of Directors

determined that for 2012 the STI program would weight company-wide goals and individual goals in accordance with the chart set forth below for each of our named executive officers:

	Weighting of Company-Wide Goals	Weighting of Individual Goals
Leon O. Moulder, Jr., Chief Executive Officer	90%	10%
Mary Lynne Hedley, Ph.D. President and Chief Scientific Officer	90%	10%
Richard J. Rodgers, Executive Vice President, Chief Financial Officer, Treasurer and Secretary	80%	20%

The relative weighting between the company-wide goals and the individual goals reflects our belief that if the primary focus of our named executive officers is the achievement of company-wide goals then we will increase the likelihood of achieving our strategic plan.

        Target Payout.    The STI Program is structured so that achievement of the company-wide goals and the individual goals at a level of 100% would result in the named executive officer receiving an STI target payment in an amount equal to a specified percentage of his or her base salary. For Mr. Moulder and Dr. Hedley, a 100% achievement under the STI program would result in a target payment equal to 30% of each of their base salaries (or $112,500 for Mr. Moulder, and $105,000 for Dr. Hedley). For Mr. Rodgers, a 100% achievement under the STI program would result in a target payment equal to 25% of his base salary, or $75,000. The STI program for 2012 was also structured so that each named executive officer could achieve between zero and 150% of the target award with respect to the achievement of the company-wide goals. In other words, the maximum payment that Mr. Moulder and Dr. Hedley could receive under the STI program would be 145% of their target award, or $163,125 and $152,250, respectively. Mr. Rodgers could receive up to 140% of his target award under the STI program, or $105,000.

        Company-wide Goals.    For 2012, the Compensation Committee and the Board of Directors selected five company-wide goals based on our operating plan and long-term strategy. The Compensation Committee and the Board of Directors weighted each of the five company-wide goals equally based on their subjective judgment regarding the importance of each of those goals. If each of the company-wide goals was achieved at the 100% level, then each of the named executive officers would receive 100% of his or her target award under the STI program with respect to the company-wide goals. Likewise, if none of the company-wide goals are achieved then our named executive officers would not receive their target awards under the STI program with respect to the company-wide goals. Put differently, our STI program does not assure our named executive officers of any payment under the STI program. Because the STI program is not based entirely on the achievement of company-wide goals, the achievement of 100% of the company-wide goals only accounts for a portion of the STI program payment for each of our named executive officers. Specifically, achievement of 100% of the company-wide goals would account for 90% of the target payout for Mr. Moulder and Dr. Hedley, and 80% of the target payout for Mr. Rodgers.

        For 2012, the five company-wide goals related to (1) the enrollment for the rolapitant oral Phase 3 clinical trial, (2) the advancement of the rolapitant intravenous development program, (3) the status of the clinical development program of TSR-011, our novel ALK inhibitor, (4) the expansion of our product pipeline, and (5) completing activities for our initial public offering. As mentioned above, the Compensation Committee and the Board of Directors agreed that each of our company-wide goals should be equally weighted, i.e., assigned a value of 20% of the company-wide goals portion of the STI program. Achievement of our target goals involved future performance and, therefore, was subject to uncertainty at the time the goals were set. The Compensation Committee believes it established target goals that were achievable with an appropriate amount of dedication and hard work and, therefore, it was more likely than not that each executive officer would earn a payment under the STI program, but not necessarily the target award under the STI program, which is consistent with our compensation philosophy. However, our Compensation Committee believes that at the time the objectives were set, there would be a substantial degree of difficulty in achieving the objectives at the target 100% level and a much greater degree of difficulty in achieving them at the stretch 150% level.

        In early 2013, our Compensation Committee reviewed our progress on these company-wide goals for 2012 and concluded that the Company-wide goals had been achieved at a 90% percent level. For Mr. Moulder and Dr. Hedley, this means that they have earned 90% of the company-wide goals portion of their STI target payment, or 81% of the total STI target payment or approximately 24% of their base salaries. For Mr. Rodgers, this means that he has earned 72% of the total STI target payment or approximately 18% of his base salary.

        Individual Goals.    Also at the beginning of 2012, the Compensation Committee established individual goals for each of our named executive officers. The rationale behind assigning individual goals to each of our named executive officers is that each of them is responsible for activities within their respective job functions that support achieving company-wide goals and the Company's strategic plan. We believe that it is important that these individual goals be achieved and incentivized. Nevertheless, as demonstrated by the relative weighting between the company-wide goals and the individual goals for each of our named executive officers, we believe that individual goals are secondary to the company-wide goals.

        We assigned each of our named executive officers a total of three individual goals. Each of those individual goals was then weighted to reflect the decision of our Compensation Committee or our Board of Directors as to the relative importance of each goal to the officer's job function and the contribution that successfully performing the goal would make to our company-wide goals and strategic plan. If the officer accomplished all of his or her individual goals at his or her expected performance level, then the officer would receive 100% of the target STI payment in respect of the officer's individual goals. For Mr. Moulder and Dr. Hedley, this would equate to 10% of each of their STI target payment , or three percent of their base salaries. For Mr. Rodgers, performing his individual goals at target would equate to an STI payment to Mr. Rodgers equal to 20% of his STI target payment, or five percent of his base salary.

        Our Compensation Committee determines the level of achievement for Dr. Hedley and Mr. Rodgers of their individual goals. This determination is made following consultation with Mr. Moulder and is based partially on his recommendation. The degree to which Mr. Moulder has achieved his individual goals is determined by our Board of Directors and is based partially on the recommendation of the Compensation Committee.

        The following paragraphs describe for each of our named executive officers their individual goals, the relative weighting of each of those individual goals, the level of achievement by the executive officer for each individual goal, and the percentage STI payment arising from the achievement of the individual goal. We note that each named executive officer had as an individual goal the accomplishment of the Company's initial public offering, or IPO. We also note that this was a company-wide goal. As an individual goal, the IPO was intended as a reference to each named executive officer's functional role for the IPO, as opposed to the company-wide effort of the IPO generally. The completion of our IPO represented 25%, 25% and 35%, respectively, of the individual goal portion of the STI program for Mr. Moulder, Dr. Hedley and Mr. Rodgers.

        Leon O. Moulder, Jr., Chief Executive Officer.    In addition to the goal related to our IPO referred to above, Mr. Moulder was assigned goals related to governance of and leadership for our Board of Directors and providing company-wide leadership through the development of our management team and creating organizational and operational structure. The goal related to governance and leadership for our Board of Directors was assigned a weighting of 25% and the goal related to Company leadership was assigned a weighting of 50%, in each case, for the individual goal portion of the STI program. Our Compensation Committee recommended and our Board of Directors approved Mr. Moulder's performance of his individual goals at the 82.5% level. Accordingly, for 2012, Mr. Moulder earned 82.5% of the 10% portion of the STI target payment that was attributed to the achievement of his individual performance goals, or approximately 2.5% of his base salary.

        Mary Lynne Hedley, Ph.D., President and Chief Scientific Officer.    Dr. Hedley was assigned goals related to (1) the development and implementation of our product candidate program strategy and (2) developing and implementing portions of our corporate organizational structure, formalizing and providing structure and accountability for the operations of the medical and scientific functions of the Company and contributing to the development of leadership and management of the Company. These two goals were assigned a weighting of 25% and 50% respectively, for the personal performance portion of Dr. Hedley's STI program payment. As referred to above, 25% of Dr. Hedley's personal performance portion of the STI program was attributed to IPO activities. Based on the achievement of her individual goals, the Compensation Committee determined that Dr. Hedley performed her individual goals at the 85% level. Accordingly, for 2012, Dr. Hedley earned 85% of the 10% portion of the STI target payment that was attributed to the achievement of her individual performance goals or approximately 2.6% of her base salary.

        Richard J. Rodgers, Executive Vice President, Chief Financial Officer, Treasurer and Corporate Secretary.    In addition to his goal related to the IPO, Mr. Rodgers was assigned goals related to (1) hiring experienced and qualified personnel for the Company's financial analysis and accounting function, and (2) scaling the finance and accounting function to support a publicly-traded company following our IPO. Our Compensation Committee determined that Mr. Rodgers performed his individual goals at the 100% level for 2012. Therefore, Mr. Rodgers earned 100% of the 20% portion of the STI target payment that was attributed to the performance of his individual goals or 5% of his base salary.

        Overall STI Program Payments for 2012.    The following chart sets forth for each of our named executive officers their target STI payment, the percentages of the STI payment attributable to company-wide and individual goals, the level of performance achieved by each named executive officer with respect to both the company-wide and individual goals and then the total STI payment to each named executive officer as a result of his or her participation in the STI program for 2012. Where appropriate, we have included this information both as a percentage and as a dollar amount.

Named Executive Officer	Target Award ($)	Target Award (%)	Company- wide Goal Achievement (%)	Company- wide Goal achievement ($)	Individual goal Achievement (%)	Individual goal Achievement ($)	STI Payout (%)	STI Payout ($)
Leon O. Moulder, Jr.	112,500	30%	90%	91,125	82.5%	9,275	89%	100,400
Mary Lynne Hedley, Ph.D.	105,000	30%	90%	85,050	85%	8,950	90%	94,000
Richard J. Rodgers	75,000	25%	90%	54,000	100%	15,000	92%	69,000

        Equity Awards.    Our use of equity awards is intended to align our named executive officers' interests with the interest of our stockholders by providing an incentive to our named executive officers to increase long-term stockholder value. Furthermore, we believe that in the biopharmaceutical industry, equity awards are a primary motivator to retain executives. We have determined the size and frequency of awards based on numerous factors, including the executive's skills and experience, the executive's responsibilities, internal equity and the approach to setting compensation described under "—Determination of Compensation" above.

        In February 2011, our Board of Directors, at the recommendation of our Compensation Committee, granted a restricted stock award to each of our named executive officers. The Compensation Committee viewed this award as an annual equity award consistent with the objectives and purposes described in this Compensation Review. The Compensation Committee used restricted stock instead of stock options because the fair market value of our common stock at the time was nominal, which meant that the exercise price of stock options would be immaterial to us and to the executive, and did not outweigh the potential for favorable tax treatment for the award recipients of restricted stock.

        In July 2011, in connection with the closing of our Series B financing, the Compensation Committee and Board of Directors granted stock options to each of our named executive officers. This award helped, in part, to counterbalance the proportionate reduction in stock ownership experienced by each of our named executive officers, as our founders, as a result of the size of the Series B financing.

        In March 2012, the Compensation Committee and the Board of Directors granted additional stock options to each of our named executive officers. This award was also intended to partially offset the proportionate reduction in stock ownership experienced by our named executive officers, as a result of our Series B investors acquiring additional Series B Preferred Stock. This award was also intended to motivate our named executive officers to increase our long-term shareholder value over the values of our company at the time of our then-anticipated initial public offering. We selected stock options rather than restricted stock for these equity grant because we believe that stock options are better tools for increasing long-term shareholder value than restricted stock. We believe restricted stock (and similar equity compensation instruments) are better devices to create an ownership stake in the company. While we believe both goals are important, for the equity grants to our named executive officers in connection with our Series B financing, we believe that stock options better served our goals at that time.

        The following table summarizes the stock options awarded to the named executive officers in 2012:

	Options Awarded	Grant Date Fair Value
Leon O. Moulder, Chief Executive Officer	371,428	$1,585,998
Mary Lynne Hedley, Ph.D., President and Chief Scientific Officer	342,857	$1,463,999
Richard J. Rodgers, Executive Vice President, Chief Financial Officer, Treasurer and Secretary	121,428	$518,498

        These stock options vest 25% on the one-year anniversary of the grant date and, thereafter, 1/36th of the remaining options vest on each monthly anniversary of the grant date.

Offer Letters

        In May 2010, in connection with our Series A preferred stock financing, we entered into offer letters with our named executive officers that reflect the framework for executive compensation discussed above. The offer letters were negotiated between our named executive officers and NEA, and the terms of the letters were an important part of our named executive officers', who are also our founders, willingness to agree to the financing. In June 2012, these agreements were amended and restated in anticipation of our initial public offering. These amended agreements were designed to be a part of a competitive compensation package for a publicly-traded company and to keep our named executive officers focused on our business goals and objectives.

Payments on Termination

        Pursuant to their offer letters, each of our named executive officers is entitled to specified benefits in the event of the termination of their employment under specified circumstances, including termination following a change of control of our Company. The terms of these arrangements are more fully described below under "—Offer Letter Agreements" and "—Potential Payments Upon a Termination or Change in Control." We believe these protections are appropriate for the founders of a development-stage biopharmaceutical company. We believe that providing benefits in the event of a change of control of our Company allows our named executive officers to focus their attention on building our business rather than on the personal implications of a transaction.

Compensation Consultant

        Prior to 2012, our Compensation Committee did not engage the services of outside consultants or advisors to review and provide advice with respect to the compensation of our executive officers. However, as a part of determining compensation for 2013 for our named executive officers, the Compensation Committee engaged Radford, an AON Hewitt Consulting Company, as an independent compensation consultant. Radford provides analysis and recommendations to the Compensation Committee regarding:

  •
  trends and emerging topics with respect to Executive Compensation;

  •
  peer group selection for executive compensation benchmarking;

  •
  compensation practices for our peer group;

  •
  compensation programs for executives and all of our associates; and

  •
  stock utilization and related metrics.

When requested, Radford consultants attend meetings of the Compensation Committee, including executive sessions in which executive compensation issues are discussed. Radford reports to the Compensation Committee and not to management, although Radford meets with management for purposes of gathering information for their analyses and recommendations.

Peer Group

        During 2012, as part of its consideration of executive officer compensation for 2013, the Compensation Committee established a peer group against which it could compare the Company's executive compensation to determine competitiveness and market trends. In developing this peer group of companies, the Compensation Committee, with assistance from Radford, considered the market capitalization and other key business metrics of biotechnology and biopharmaceutical companies. The peer group consists of the following companies:

Achillion	Aegerion Pharmaceuticals	AVEO Pharmaceuticals
Cell Therapeutics	ChemoCentryx	Clovis Oncology
Corcept Therapeutics	Curis	Endocyte
Infinity Pharmaceuticals	Keryx Biopharmaceuticals	MAP Pharmaceuticals
Merrimack Pharmaceuticals	Neurocrine Biosciences	New Link Genetics
Oncothyreon	Raptor Pharma	Rigel Pharmaceuticals
Supernus Pharmaceuticals	Threshold Pharmaceuticals	ZIOPHARM Oncology

At the time this peer group was established, our market capitalization was at approximately the 62% percentile of these peer companies. We did not consider this peer group in connection with our named executive officer compensation for 2012.

Federal Tax Considerations under Sections 162(m)

        Section 162(m) of the Internal Revenue Code of 1986, as amended, disallows a federal income tax deduction to any publicly traded corporation for any remuneration in excess of $1.0 million of compensation paid to specified executive officers in a calendar year. Compensation in excess of $1.0 million may be deducted if, among other things, it qualifies as performance-based compensation within the meaning of Section 162(m). We expect that our Compensation Committee will periodically consider the potential consequences of Section 162(m) on the various elements of our executive compensation program and where in its judgment determines it is reasonably practicable and consistent with our overall compensation program objectives, it will seek to structure the equity incentives component of our executive compensation program to comply with exemptions in Section 162(m). Our 2012 Omnibus Incentive Plan has been structured to facilitate this process. However, our Board of Directors or Compensation Committee may, in their judgment, authorize compensation payments that do not comply with the exemptions in Section 162(m) in situations where they believe that such payments are appropriate.

        The regulations under Section 162(m) include a "grandfather" provision to protect existing compensation arrangements of privately held companies that go public. The Section 162(m) limitation does not apply to any compensation plan or agreement, including our 2012 Omnibus Incentive Plan, that existed before a corporation becomes publicly held to the extent that the plan or agreement was disclosed in the prospectus accompanying the initial public offering. This exception may be relied on until the earliest of: (i) the expiration of the plan or agreement, (ii) the material modification of the plan or agreement, (iii) the issuance of all stock and other compensation that has been allocated under the plan, or (iv) the first shareholder meeting at which directors will be elected that occurs after the close of the third calendar year following the calendar year in which the initial public offering occurs.

Executive Compensation

        The following table presents summary information regarding the total compensation awarded to, earned by, or paid to our Chief Executive Officer, our President and Chief Scientific Officer and our Executive Vice President and Chief Financial Officer for services rendered to us for the years ended December 31, 2011 and 2012. We refer to these individuals as our "named executive officers."

Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Stock Awards ($)(1)	Option Awards ($)(2)	Non-Equity Incentive Plans ($)(3)	All Other Compensation ($)(4)	Total
Leon O. Moulder, Jr.	2012	376,442	—	1,585,998	100,400	—	2,062,840
Chief Executive Officer	2011	356,731	35,625	784,969	101,668	—	1,278,993
Mary Lynne Hedley, Ph.D.	2012	351,346	—	1,463,999	94,000	11,935	1,921,280
President, Chief Scientific Officer	2011	305,769	33,375	713,608	87,144	—	1,139,896
Richard J. Rodgers	2012	301,154	—	518,498	69,000	12,110	900,762
Executive Vice President and	2011	280,289	22,500	267,603	66,569	—	636,961
Chief Financial Officer

(1)
The amounts reflect the aggregate grant date fair value of restricted stock granted during the year computed in accordance with the provisions of ASC 718. For information regarding assumptions underlying the value of stock awards, see Note 6 to our financial statements and the discussion under Part II, Item 7 "Management's Discussion and Analysis of Financial Condition and Results of Operations—Critical Accounting Policies—Stock-Based Compensation," of our Annual Report on Form 10-K.

(2)
The amounts reflect the aggregate grant date fair value of option awards granted during the year computed in accordance with the provisions of ASC 718. For information regarding assumptions underlying the value of stock awards, see Note 6 to our financial statements and the discussion under Part II, Item 7 "Management's Discussion and Analysis of Financial Condition and Results of Operations—Critical Accounting Policies—Stock-Based Compensation," of our Annual Report on Form 10-K.

(3)
The figures shown for non-equity incentive plan compensation represents amounts earned for the fiscal years ended December 31, 2011 and 2012, that were paid during 2012 and 2013, respectively. See "—Compensation Review—Short-term Incentive Payouts" for more information.

(4)
The amounts shown represent the sum of Company 401(k) contributions and the dollar value of life insurance premiums we paid for the applicable named executive officer.

Narrative Disclosure Relating to Summary Compensation Table

        For an explanation of the amount of salary, bonus, stock and option awards and other compensation paid to our named executive officers, please see "—Compensation Review—Components of our Compensation Program," and the disclosure provided in the "Summary Compensation Table," above.

Grants of Plan-Based Awards

        The following table provides information concerning grants of plan-based awards to each of our named executive officers during 2012.

		Estimated Possible Payouts Under Non-Equity Incentive Plan Awards
					All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)(2)	Grant Date Fair Value of Stock and Option Awards ($)(3)
Name	Grant Date	Threshold ($)	Target ($)(1)	Maximum ($)
Leon O. Moulder, Jr.	3/16/2012	$—	$112,500	$163,125	371,428	$6.615	$1,585,998
Mary Lynne Hedley, Ph.D.	3/16/2012	$—	$105,000	$152,250	342,857	$6.615	$1,463,999
Richard J. Rodgers	3/16/2012	$—	$75,000	$105,000	121,428	$6.615	$518,498

(1)
Amounts shown as estimated possible payouts under non-equity incentive plan awards are the target and maximum cash incentive each executive was eligible to receive pursuant to the terms of our STI program. For actual amounts paid, see "—Summary Compensation Table." For more information regarding these payments, see "—Compensation Review—Components of our Compensation Program—Short-term Incentive Payouts."

(2)
Amounts represent the fair value of our common stock as determined in good faith by our board of directors on the date of grant. For a description of the terms of stock options granted, please see "—Compensation Review—Components of our Compensation Program—Equity Awards."

(3)
Reflects the grant date fair value of each award computed in accordance with ASC 718. These amounts do not correspond to the actual value that will be recognized by the named executive officers. The assumptions used in the valuation of these awards are consistent with the valuation methodologies specified in Note 6 of the Notes to Financial Statements included in Part II, Item 8 "Financial Statements and Supplementary Data" of our Annual Report on Form 10-K.

Outstanding Equity Awards at Fiscal Year-End

        The following table provides information regarding equity awards held by each of our named executive officers that were outstanding as of December 31, 2012.

	Option Awards						Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised, Unearned Options	Option Exercise Price ($) ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)(5)
Leon O. Moulder, Jr.	—	371,428	(1)	—	$6.615	3/16/2022
	111,311	202,974	(2)	—	$1.33	7/19/2021
							35,343	(3)	599,064
							117,188	(4)	1,986,337
Mary Lynne Hedley, Ph.D.	—	342,857	(1)	—	$6.615	3/16/2022
	101,189	184,525	(2)	—	$1.33	7/19/2021
							33,111	(3)	561,231
							100,447	(4)	1,702,577
Richard J. Rodgers	—	121,428	(1)	—	$6.615	3/16/2022
	37,945	69,197	(2)	—	$1.33	7/19/2021
							22,322	(3)	378,358
							33,482	(4)	567,520

(1)
The options held by the named executive officers were granted on March 16, 2012. On the one-year anniversary of the grant date, 25% of these options vest and, thereafter, 1/36th of the remaining options vest on each monthly anniversary of the grant date.

(2)
The options held by the named executive officers were granted on July 19, 2011. On the one-year anniversary of the grant date, 25% of these options vested and, thereafter, 1/36th of the remaining options have vested or will vest on each monthly anniversary of the grant date.

(3)
The restricted stock held by the named executive officer was awarded on February 7, 2011. The amount shown as having not vested as of December 31, 2012 vests in equal monthly portions through January 2016.

(4)
The restricted stock held by the named executive officer was purchased on March 26, 2010 in connection with the founding of the Company. The amount shown as having not vested as of December 31, 2012 vests in equal monthly portions through March 2014.

(5)
Represents the market value of the shares based on a closing price on December 31, 2012 of $16.95 per share.

Option Exercises and Stock Vested

        The following table sets forth information regarding the number of shares of stock awards acquired on vesting by our named executive officers during the fiscal year ended December 31, 2012. No options were exercised during the fiscal year ended December 31, 2012.

	Stock Awards
Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)
Leon O. Moulder, Jr.	126,264	$1,287,293
Mary Lynne Hedley, Ph.D.	110,816	1,137,264
Richard J. Rodgers	47,321	459,939

(1)
The value realized upon vesting is the fair value of our common stock on the vesting date multiplied by the number of shares acquired on vesting.

Pension Benefits and Deferred Compensation

        We maintain a defined contribution employee retirement plan for our employees. Our 401(k) plan is intended to qualify as a tax-qualified plan under Section 401 of the Code so that contributions to our 401(k) plan, and income earned on such contributions, are not taxable to participants until withdrawn or distributed from the 401(k) plan. Effective as of January 1, 2012, we amended our 401(k) plan to provide for employer matching contributions equal to (1) 100% of employee deferral contributions up to a deferral rate of 3% of compensation plus (2) 50% of employee deferral contributions up to a deferral rate of an additional 2% of compensation. We did not maintain any deferred compensation plans for any named executive officer for the year ended December 31, 2012.

Amended and Restated Offer Letter Agreements

        We have amended and restated offer letter agreements with all of our named executive officers. The agreements were originally entered into on May 10, 2010, and amended and restated on June 18, 2012 in anticipation of our initial public offering, and are at-will arrangements. These agreements were designed to be a part of a competitive compensation package and keep our executive officers focused on our business goals and objectives. The agreements provide for base salaries, incentive compensation benefits and, in certain circumstances, severance benefits.

        The amended and restated offer letter agreements with each of Mr. Moulder, Dr. Hedley and Mr. Rodgers provided for an initial base salary of $375,000, $350,000 and $300,000, respectively. Mr. Moulder, Dr. Hedley and Mr. Rodgers are also eligible for a bonus target of 30%, 30% and 25% of their respective annual base salary, payable upon attainment of objectives as determined by our board of directors. In addition to base salary and bonus, the amended and restated offer letter agreements provide for vacation benefits and the ability to participate in our employee benefit plans on the same terms as other similarly situated executive officers.

        The amended and restated offer letter agreements also provide the named executive officer with certain payments and benefits upon certain terminations of employment. Pursuant to the amended and restated offer letter agreements, in order to receive certain severance benefits each named executive officer is required to execute a general release in favor of the Company, which includes, among other things, non-solicitation and non-disparagement provisions.

        Under the terms of the amended and restated offer letter agreements, in the event that the named executive officer resigns without "Good Reason," as defined below, or their employment terminates due to death or disability (as such term is defined in the amended and restated offer letter agreements), such executive is entitled to receive the following: (i) unpaid annual base salary for services rendered prior to the date of termination or resignation, (ii) any earned but unpaid annual bonus for any year prior to the year in which termination of employment occurs, (iii) reimbursement of any un-reimbursed business expenses, (iv) accrued but unused vacation pay and (v) any other payments, benefits or fringe benefits to which the executive is entitled to under the terms of any applicable compensation arrangement or benefit, equity or fringe benefit plan or program or grant (items (i) through (v) collectively referred to herein as accrued benefits). In the event that the Company terminates the executive for "Cause," as defined below, the executive will be entitled to receive all of their accrued benefits, with the exception of any earned but unpaid bonus.

        In the event the named executive officer's employment is terminated for any reason other than for "Cause," death, or disability, or if the named executive officer resigns for "Good Reason," and such termination is not in connection with or within 12 months following an "Offer Letter Change of Control," as defined below, the named executive officer is entitled, provided he or she executes a release in favor of the Company and any revocation period in connection with such release has lapsed, to receive the following payments and compensation (in accordance with our regular pay policies and commencing 60 days following termination):

  •
  their accrued benefits;

  •
  in the case of Mr. Moulder, 18 months' base salary, and in the case of Dr. Hedley and Mr. Rodgers, 12 months' base salary;

  •
  payment of a monthly COBRA coverage premium for the earlier of (i) in the case of Mr. Moulder, 18 months, and in the case of Dr. Hedley and Mr. Rodgers, 12 months, or (ii) the date upon which the executive commences full-time employment or employment that provides such executive with eligibility for healthcare benefits substantially comparable to those provided by the Company; and

  •
  the vesting of such executive's restricted stock, purchased on March 26, 2010, pursuant to the terms of their restricted stock agreement with the Company, or the Restricted Stock Agreement. All other equity awards will be governed by the terms of the applicable award agreement.

        If, in connection with or within 12 months following an "Offer Letter Change of Control," as defined below, the named executive officer's employment is terminated for any reason other than for "Cause" or if the named executive officer resigns for "Good Reason," the named executive officer is entitled, provided he or she executes a release in favor of the Company and any revocation period in connection with such release has lapsed to receive the following payments and compensation:

  •
  their accrued benefits;

  •
  in the case of Mr. Moulder, 18 months base salary, and in the case of Dr. Hedley and Mr. Rodgers, 12 months' base salary, payable in a lump sum 60 days after termination;

  •
  in the case of Mr. Moulder, 150% of his target bonus for the year his employment terminates, and in the case of Dr. Hedley and Mr. Rodgers, 100% of their target bonus for the year their employment terminates, payable in a lump sum 60 days after termination of employment;

  •
  payment of a monthly COBRA coverage premium for the earlier of (i) in the case of Mr. Moulder, 18 months following termination of employment, and in the case of Dr. Hedley and Mr. Rodgers, 12 months following termination of employment, or (ii) the date upon which the executive commences full-time employment or employment that provides such executive with eligibility for healthcare benefits substantially comparable to those provided by the Company; and

  •
  the immediate vesting of all of such executive's restricted stock and stock options.

        If any of the payments or benefits received by the executive in connection with an Offer Letter Change of Control or termination of employment, whether received pursuant to the amended and restated offer letter agreements or otherwise, referred to as 280G payments, constitute "parachute payments" within the meaning of Section 280G of the Code and would be subject to the excise tax imposed by Section 4999 of the Code, then, pursuant to the terms of the amended and restated offer letter agreements, such 280G payments shall be reduced by us so that the executive will not be considered to have received a parachute payment, unless the executive would receive a greater after-tax amount by receiving all such 280G payments without reduction pursuant to the terms of the amended and restated offer letter agreements.

        For purposes of the amended and restated offer letter agreements, termination for "Cause" shall mean termination for such named executive officer's: (i) willful misconduct or gross negligence as to a material matter in connection with their duties; (ii) act constituting material dishonesty or fraud with respect to the Company; (iii) indictment for, conviction of, or a plea of guilty or nolo contendere to, a felony under applicable law; (iv) material violation of a material term of any written Company policy made available to the executive; (v) failure to attempt in good faith to perform their duties in all material respects or follow a clear, lawful and reasonable directive of the board of directors; or (vi) material breach of fiduciary duty owed to the Company that has caused or could reasonably be expected to cause a material injury to the Company's business; provided, however, that the Company has provided the executive with written notice of the existence of such event or circumstance and, with respect to the circumstances in clauses (iv) and (v) only, the executive fails to substantially cure the event or circumstance identified within 30 days of receipt of such notice. A resignation by the named executive officer shall be deemed a resignation for "Good Reason" if the executive provides written notice to the Company of the specific circumstances alleged to constitute Good Reason within 90 days after any one or more of the following events: (i) the executive is required to report to another person other than the board of directors, in the case of Mr. Moulder, and the Chief Executive Officer, in the case of Dr. Hedley and Mr. Rodgers, or the assignment to the executive of any duties or responsibilities which result in the material diminution of the executive's position as, in the case of Mr. Moulder, the Chief Executive Officer of the Company, in the case of Dr. Hedley, the President and Chief Scientific Officer of the Company, and in the case of Mr. Rodgers, the Executive Vice President and Chief Financial Officer of the Company, subject to certain exceptions; (ii) a reduction by the Company in the executive's annual base salary or target bonus percentage; (iii) the relocation of the executive's primary office at the Company's headquarters in the Boston, Massachusetts metropolitan area to another location by more than 50 miles or relocation of the executive's primary office at the Company's headquarters to another location that is not the Company's headquarters; or (iv) a breach by the Company of the terms of the executive's amended and restated offer letter agreement or the executive's Restricted Stock Agreement, including, without limitation, the diminution of such executive's job title. In each case, the Company shall have 30 days to cure such circumstances in all material respects upon the receipt of notice from the executive of such circumstances. In no event shall termination for Good Reason occur after the 180th day following the first occurrence of any Good Reason event.

        For purposes of the amended and restated offer letter agreements, the term "Offer Letter Change of Control" shall mean the occurrence of any of the following: (i) subject to certain exceptions, a

"Person" (as defined in the amended and restated offer letter agreement) or "group" (within the meaning of Sections 13(d) and 14(d)(2) of the Exchange Act) becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act) of more than 50% of the total voting power of the voting stock of the Company, on a fully diluted basis; (ii) individuals who on the effective date of the 2012 Plan constitute the board of directors (together with any new directors whose election by such board or whose nomination by such board for election by the stockholders of the Company was approved by a vote of at least a majority of the members of such board then in office who either were members of such board on the effective date of the 2012 Plan or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the members of such board then in office; (iii) the Company consolidates with, or merges with or into, any Person, or any Person consolidates with, or merges with or into, the Company, other than any such transaction in which the holders of securities that represented 100% of the voting stock of the Company immediately prior to such transaction (or other securities into which such securities are converted as part of such merger or consolidation transaction) own directly or indirectly at least a majority of the voting power of the voting stock of the surviving Person in such merger or consolidation transaction immediately after such transaction; (iv) there is consummated any direct or indirect sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one transaction or a series of related transactions, of all or substantially all of the assets of the Company and its subsidiaries, taken as a whole, to any "Person" or "group" (within the meaning of Sections 13(d) and 14(d)(2) of the Exchange Act); or (v) the stockholders of the Company adopt a plan or proposal for the liquidation, winding up or dissolution of the Company.

Non-Disclosure and Inventions Assignment Agreement

        Each of our named executive officers has also entered into a standard form agreement with respect to the non-disclosure of information and assignment of inventions. Among other things, this agreement obligates each named executive officer to refrain from disclosing any of our proprietary and confidential information received during the course of employment and to assign to us any inventions conceived or developed during the course of their employment.

Potential Payments Upon a Termination or Change in Control

        As discussed under the caption "—Amended and Restated Offer Letter Agreements" above, we have agreements with our named executive officers pursuant to which they will receive severance payments upon certain termination events. The information below describes and quantifies certain compensation that would be available under our existing plans and arrangements if (i) the named executive officer was terminated as of December 31, 2012 or (ii) if an Offer Letter Change of Control, Change of Control or Acquisition, as the case may be and each as defined herein, occurred on December 31, 2012 and the named executive officer had been subsequently terminated on the same date.

  Acceleration of Restricted Stock and Equity Awards.

        Pursuant to the terms of each named executive officer's Restricted Stock Agreement, in the event of a "Change of Control" that occurs during any time such named executive officer's Business Relationship (as such term is defined in the Restricted Stock Agreements) with the Company or any parent corporation or subsidiary, all shares of restricted stock awards granted pursuant to such Restricted Stock Agreement shall fully vest. In the event of a termination by the Company for Cause or if the executive resigns for Good Reason, in addition to any shares of common stock such executive receives pursuant to the normal vesting schedule of their Restricted Stock Agreement, an additional 18.75% of the shares subject to such executive's agreement shall vest. For purposes of these shares of restricted stock, a "Change of Control" shall mean (A) the Company merges with or into or consolidates with any other corporation or sells, leases or otherwise disposes of all or substantially all of its assets or properties, unless the stockholders of the Company, before giving effect to such merger, consolidation or sale, lease or other disposition of assets, beneficially own at least 50% of the outstanding shares of capital stock of, or other equity interests in, the surviving or acquiring corporation or entity (calculated on a fully diluted basis) or (B) any person (other than persons who were stockholders of the Company prior to such transactions or any venture capital or private equity investor making a portfolio investment), together with its associates, acquires beneficial ownership of 50% or more of the outstanding shares of the Company's common stock.

        In addition, in the event of an "Acquisition" or a "Offer Letter Change of Control" of the Company, as defined herein, all equity awards granted under the Company's 2010 Stock Incentive Plan or any other applicable equity plan that are outstanding immediately prior to the Acquisition or Offer Letter Change of Control shall become fully vested and exercisable.

        Termination Other than for Cause, Death or Disability; Resignation for Good Reason.    Assuming a December 31, 2012 termination event, the aggregate value of the payment and benefits to which each named executive officer would be entitled to in the event that the named executive officer's employment is terminated for any reason other than for Cause, death, or Disability, or if the named executive officer resigns for Good Reason, would be as follows:

Name	Cash Severance ($)(1)	Benefits and Health Programs ($)(2)	Value of Accelerated Awards Under Restricted Stock Agreements ($)(3)	Total ($)
Leon O. Moulder, Jr.	562,500	30,280	1,589,063	2,181,843
Mary Lynne Hedley, Ph.D.	350,000	20,186	1,362,034	1,732,220
Richard J. Rodgers	300,000	20,186	454,006	774,192

(1)
This amount represents, in the case of Mr. Moulder, 18 months' base salary, and in the case of Dr. Hedley and Mr. Rodgers, 12 months' of the executive's base salary, each at the rate in effect immediately prior to the executive's termination of employment.

(2)
This amount represents, in the case of Mr. Moulder, 18 months, and in the case of Dr. Hedley and Mr. Rodgers, 12 months, of continued Company-paid benefits and health coverage.

(3)
The value of the restricted stock vesting acceleration is calculated based on a closing price on December 31, 2012 of $16.95 per share with respect to unvested restricted stock subject to acceleration.

        Termination Following a Change of Control or Acquisition.    Assuming a December 31, 2012 Offer Letter Change of Control, Change of Control or Acquisition, as the case may be, and subsequent termination event on that same date for any reason other than Cause, death or disability, or if the named executive officer resigns for Good Reason, the aggregate value of the payment and benefits to which each named executive officer would be entitled to would be as follows:

Name	Cash Severance ($)(1)	Bonus ($)(2)	Benefits and Health Programs ($)(3)	Value of Accelerated Awards Under Restricted Stock Agreements ($)(4)	Value of All Other Accelerated Equity ($)(5)	Total ($)
Leon O. Moulder, Jr.	562,500	168,750	30,280	1,986,377	7,608,226	10,356,133
Mary Lynne Hedley, Ph.D.	350,000	105,000	20,186	1,702,577	6,986,939	9,164,702
Richard J. Rodgers	300,000	75,000	20,186	567,520	2,714,713	3,677,419

(1)
This amount represents, in the case of Mr. Moulder, 18 months' base salary, and in the case of Dr. Hedley and Mr. Rodgers, 12 months' of the executive's base salary, each at the rate in effect immediately prior to the executive's termination of employment.

(2)
This amount represents, in the case of Mr. Moulder, 150% of his target bonus for the year his employment terminates, and in the case of Dr. Hedley and Mr. Rodgers, 100% of their target bonus for the year their employment terminates, payable if an executive is terminated without Cause or resigns for Good Reason upon an Offer Letter Change of Control.

(3)
This amount represents, in the case of Mr. Moulder, 18 months, and in the case of Dr. Hedley and Mr. Rodgers, 12 months, of continued Company-paid benefits and health coverage.

(4)
The value of the restricted stock vesting acceleration is calculated based on a closing price on December 31, 2012 of $16.95 per share with respect to unvested restricted stock subject to acceleration.

(5)
Assuming a December 31, 2012 Offer Letter Change of Control or Acquisition, the value of all equity awards issued pursuant to the applicable equity plan that would vest and become exercisable for each named executive officer would be as follows:

Name	Value of Stock Options ($)	Value of Restricted Shares ($)
Leon O. Moulder, Jr.	7,009,162	599,064
Mary Lynne Hedley, Ph.D.	6,425,708	561,231
Richard J. Rodgers	2,335,815	378,358

        The value of stock option vesting acceleration is calculated based on a closing price on December 31, 2012 of $16.95 per share with respect to unvested restricted stock subject to acceleration, less the exercise price of these unvested options shares. The actual value will vary depending on the date the options are exercised. The value of the restricted stock vesting acceleration is calculated based on a closing price on December 31, 2012 of $16.95 per share with respect to unvested restricted stock subject to acceleration.

 PROPOSAL NO. 2—RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM

        We are asking our stockholders to ratify the audit committee's selection of Ernst &Young as our independent registered public accounting firm for the fiscal year ending December 31, 2013. Although ratification is not required by our bylaws or otherwise, the board of directors is submitting the selection of Ernst &Young to our stockholders for ratification as a matter of good corporate practice. If the selection is not ratified, the audit committee will consider whether it is appropriate to select another registered public accounting firm. Even if the selection is ratified, the audit committee in its discretion may select a different registered public accounting firm at any time during the year if the committee determines that such a change would be in the best interests of the Company and our stockholders.

        The board of directors first approved Ernst &Young as our independent auditors in 2010, and Ernst &Young has audited our consolidated financial statements at December 31, 2012, 2011 and 2010, for the year ended December 31, 2012, the year ended December 31, 2011, and the period from March 26, 2010, the date of our inception, to December 31, 2010. Representatives of Ernst &Young are expected to be present at the meeting. They will be given an opportunity to make a statement at the meeting if they desire to do so, and they will be available to respond to appropriate questions.

        THE BOARD RECOMMENDS A VOTE FOR RATIFICATION OF THE APPOINTMENT OF ERNST &YOUNG AS THE COMPANY'S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2013.

Principal Accountant Fees and Services

        We regularly review the services and fees of our independent accountants. These services and fees are also reviewed by the audit committee on an annual basis. The aggregate fees billed for the fiscal years ended December 31, 2012 and 2011 for each of the following categories of services are as follows:

Fee Category	2011	2012
Audit Fees	$96,200	$777,500
Audit-Related Fees	—	—
Tax Fees	$6,500	$16,500
All Other Fees	$1,900	$1,900

Total Fees	$104,600	$795,900

        Audit Fees.    Consist of fees billed for professional services rendered for the audit of our annual financial statements and services provided in connection with our securities offerings and registration statements.

        Audit-Related Fees.    Consist of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements and are not reported under "Audit Fees."

        Tax Fees.    Consist of fees billed for tax compliance, tax advice and tax planning and includes fees for tax return preparation.

        All Other Fees.    Consist of fees billed for products and services, other than those described above under Audit Fees, Audit-Related Fees and Tax Fees.

        During the fiscal years ended December 31, 2012 and 2011, Ernst &Young has provided various services, in addition to auditing our financial statements. The audit committee has determined that the provision of such services is compatible with maintaining Ernst &Young's independence. In 2012 and 2011, all fees paid to Ernst &Young were pre-approved pursuant to the policy described below.

Audit Committee's Pre-Approval Policies and Procedures

        The audit committee reviews with Ernst &Young and management the plan and scope of Ernst & Young's proposed annual financial audit and quarterly reviews, including the procedures to be utilized and Ernst &Young's compensation. The audit committee also pre-approves all auditing services, internal control related services and permitted non-audit services (including the fees and terms thereof) to be performed for us by Ernst &Young, subject to the de minimis exception for non-audit services that are approved by the audit committee prior to the completion of an audit. The audit committee may delegate pre-approval authority to one or more members of the audit committee consistent with applicable law and listing standards, provided that the decisions of such audit committee member or members must be presented to the full audit committee at its next scheduled meeting.

Audit Committee Report

        THE FOLLOWING REPORT OF THE AUDIT COMMITTEE DOES NOT CONSTITUTE SOLICITING MATERIAL AND SHOULD NOT BE DEEMED FILED OR INCORPORATED BY REFERENCE INTO ANY OTHER FILING BY US UNDER THE SECURITIES ACT OF 1933 OR THE SECURITIES EXCHANGE ACT OF 1934, EXCEPT TO THE EXTENT WE SPECIFICALLY INCORPORATE THIS REPORT.

        The audit committee operates under a written charter adopted by the board of directors, which is available in the Investors—Corporate Governance—Overview section of our corporate website, which is www.tesarobio.com. The audit committee reviews the charter and proposes necessary changes to the board on an annual basis.

        During the fiscal year ended December 31, 2012, the audit committee fulfilled its duties and responsibilities generally as outlined in its charter. The audit committee has:

  •
  reviewed and discussed with management the audited financial statements for the fiscal year ended December 31, 2012;

  •
  discussed with Ernst & Young, the independent auditors for fiscal year 2012, the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended, as adopted by the Public Company Accounting Oversight Board in Rule 3200T; and

  •
  received the written disclosures and the letter from the independent auditors required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent auditors' communications with the audit committee concerning independence, and has discussed with the independent auditors their independence.

On the basis of the reviews and discussions referenced above, the audit committee recommended to the board of directors that the audited financial statements be included in TESARO's Annual Report on Form 10-K for the fiscal year ended December 31, 2012 for filing with the Securities and Exchange Commission.

AUDIT COMMITTEE (February 20, 2013)

Lawrence M. Alleva, Chair
Arnold L. Oronsky, Ph.D.
Paul Walker

 SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Securities Exchange Act of 1934 requires our directors, executive officers and 10% stockholders to file reports of ownership of our equity securities. To our knowledge, based solely on review of the copies of such reports furnished to us related to the year ended December 31, 2012, all such reports were made on a timely basis.

BENEFICIAL OWNERSHIP OF COMMON STOCK

        The following table sets forth certain information as of March 20, 2013 (unless otherwise specified), with respect to the beneficial ownership of our common stock by each person who is known to own beneficially more than 5% of the outstanding shares of common stock, each person currently serving as a director, each nominee for director, each named executive officer (as set forth in the Summary Compensation Table above), and all directors and executive officers as a group:

Name of Beneficial Owner	Shares of Common Stock Beneficially Owned(1)	Percentage of Class
5% Stockholders
Entities affiliated with New Enterprise Associates(1)	11,499,255	35.3%
Wellington Management Company, LLP(2)	3,302,502	10.1%
Entity affiliated with InterWest Partners(3)	3,071,701	9.4%
Entities affiliated with Kleiner Perkins Caufield & Byers(4)	2,192,665	6.7%
Directors, Nominees for Director and Named Executive Officers
Leon O. Moulder, Jr.(5)	1,258,809	3.8%
Mary Lynne Hedley, Ph.D.(6)	794,519	2.4%
Richard J. Rodgers(7)	341,663	1.0%
David M. Mott(8)	11,503,416	35.3%
Lawrence M. Alleva(9)	27,572	*
James O. Armitage, M.D.	—	*
Arnold L. Oronsky, Ph.D.(2)	3,074,863	9.4%
Beth Seidenberg, M.D.(10)	2,195,661	6.7%
Paul Walker(11)	2,996	*
All of our directors, nominees for director and executive officers as a group (8 persons)	19,199,499	57.9%

*
Represents beneficial ownership of less than 1%.

(1)
Includes 11,499,255 shares of common stock held of record by New Enterprise Associates 13, L.P. ("NEA 13"). The shares directly held by NEA 13 are indirectly held by NEA Partners 13, L.P. ("NEA Partners 13"), the sole general partner of NEA 13, NEA 13 GP, LTD ("NEA 13 LTD"), the sole general partner of NEA Partners 13 and each of the individual directors of NEA 13 GP, LTD. The individual directors of NEA 13 LTD (collectively, the "NEA 13 Directors") are M. James Barrett, Peter J. Barris, Forest Baskett, Ryan D. Drant, Patrick J. Kerins, Krishna "Kittu" Kolluri, C. Richard Kramlich, David M. Mott (a member of our board of directors), Scott D. Sandell, Ravi Viswanathan and Harry R. Weller. NEA 13, NEA Partners 13 and NEA 13 LTD and the NEA 13 Directors share voting and dispositive power with regard to the Company's securities directly held by NEA 13. The principal business address for New Enterprise Associates is 1954 Greenspring Drive, Suite 600, Timonium, Maryland 21093.

(2)
Based solely on a Schedule 13G/A filed by Wellington Management Company, LLP on February 28, 2013. The principal business address for Wellington Management Company, LLP is 280 Congress Street, Boston, Massachusetts 02210. This stockholder is deemed to be the beneficial owner with shared voting and dispositive power of 3,302,502 shares (except for 352,140 shares as to which this stockholder has only shared voting power) of the Company's common stock as a result of being an investment adviser.

(3)
Includes 3,071,701 shares of common stock held of record by InterWest Partners X, LP ("IW10"). InterWest Management Partners X, LLC ("IMP10") is the general partner of IW10 and has sole voting and dispositive power over the shares directly held by IW10. Harvey B. Cash, Bruce A. Cleveland, Christopher B. Ehrlich, Philip T. Gianos, W. Stephen Holmes, Nina S. Kjellson, Gilbert H. Kliman, Arnold L. Oronsky, Douglas A. Pepper and Thomas L. Rosch are managing directors of IMP10. Keval Desai and Khaled A. Nasr are venture members of IMP10. Each managing director and venture member of IMP10 shares voting and dispositive power over the shares directly held by IW10 and disclaims beneficial ownership of such shares, except to the extent of his or her pecuniary interest therein. The address for IW10 and IMP10 is 2710 Sand Hill Road, Suite 200, Menlo Park, California 94025.

(4)
Includes (i) 2,021,637 shares held by Kleiner Perkins Caufield & Byers XIV, LLC ("KPCB XIV") and (ii) 171,028 shares held by KPCB XIV Founders Fund, LLC ("KPCB XIV Founders"). The shares held by KPCB XIV and KPCB XIV Founders are held for convenience in the name of "KPCB Holdings, Inc., as nominee." KPCB Holdings, Inc. has no voting, dispositive or pecuniary interest in any such shares. The managing member of KPCB XIV and KPCB XIV Founders is KPCB XIV Associates, LLC ("KPCB XIV Associates"). Brook Byers, L. John Doerr, Raymond Lane, Theodore Schlein, William Joy, William B. Gordon, the managing members, and Beth Seidenberg, M.D., a member, of KPCB XIV Associates, exercise shared voting and dispositive control over the shares directly held by KPCB XIV and KPCB XIV Founders. Dr. Seidenberg disclaims beneficial ownership of all shares held by KPCB XIV and KPCB XIV Founders except to the extent of her pecuniary interest therein. The address for all entities and individuals affiliated with Kleiner Perkins Caufield & Byers is 2750 Sand Hill Road, Menlo Park, California 94025.

(5)
Includes 252,381 shares of common stock subject to outstanding options that are exercisable within 60 days of February 20, 2013.

(6)
Includes 230,950 shares of common stock subject to outstanding options that are exercisable within 60 days of February 20, 2013.

(7)
Includes 84,522 shares of common stock subject to outstanding options that are exercisable within 60 days of February 20, 2013.

(8)
Includes 4,161 shares of common stock held of record by David M. Mott and the shares held directly by NEA 13. Mr. Mott, a general partner at New Enterprise Associates, disclaims beneficial ownership of all of the shares held directly by NEA 13 except to the extent of his pecuniary interest therein, if any.

(9)
Includes 9,522 shares of common stock subject to outstanding options that are exercisable within 60 days of February 20, 2013.

(10)
Includes 2,996 shares held of record by Beth Seidenberg, M.D. and the shares held directly by KPCB XIV and KPCB XIV Founders, whose beneficial ownership Dr. Seidenberg disclaims except to the extent of her pecuniary interest therein.

(11)
Includes 2,996 shares held of record by Paul Walker. Mr. Walker, a partner at New Enterprise Associates, has no voting or dispositive power with regard to any of the shares held directly by NEA 13 and disclaims beneficial ownership of such shares except to the extent of his pecuniary interest therein, if any.

 GENERAL MATTERS

Availability of Certain Documents

        A copy of our 2012 Annual Report on Form 10-K has been posted on the Internet along with this Proxy Statement to all stockholders entitled to notice of and to vote at the Annual Meeting. The Annual Report is not incorporated into this Proxy Statement and is not considered proxy-soliciting material. We will mail without charge, upon written request, a copy of our 2012 Annual Report on Form 10-K excluding exhibits. Please send a written request to our Corporate Secretary at:

  TESARO, Inc.
  1000 Winter Street, Suite 3300
  Waltham, Massachusetts 02451
  Attention: Corporate Secretary

        The charters for our audit, compensation and governance and nominating committees, as well as our Guidelines and our Code of Ethics, are in the Investors—Corporate Governance—Overview section of our corporate website, which is located at www.tesarobio.com, and are also available in print without charge by writing to the address above.

        Stockholders residing in the same household who hold their stock through a bank or broker may receive only one set of proxy materials in accordance with a notice sent earlier by their bank or broker. This practice will continue unless instructions to the contrary are received by your bank or broker from one or more of the stockholders within the household. We will promptly deliver a separate copy of the proxy materials to such stockholders if you make a written or oral request to our Corporate Secretary at the address above, or by calling (339) 970-0900.

        If you hold your shares in "street name" and reside in a household that received only one copy of the proxy materials, you can request to receive a separate copy in the future by following the instructions sent by your bank or broker. If your household is receiving multiple copies of the proxy materials, you may request that only a single set of materials be sent by following the instructions sent by your bank or broker.

Stockholder Proposals and Nominations

        Requirements for Stockholder Proposals to be Considered for Inclusion in our Proxy Materials.    To be considered for inclusion in next year's proxy statement, stockholder proposals must be received by our Corporate Secretary at our principal executive offices no later than the close of business on December 4, 2013.

        Requirements for Stockholder Proposals to be Brought Before an Annual Meeting.    Our bylaws provide that, for stockholder nominations to the board of directors or other proposals to be considered at an annual meeting, the stockholder must have given timely notice thereof in writing to the Corporate Secretary at TESARO, Inc., Attn: Corporate Secretary, 1000 Winter Street, Suite 3300, Waltham, Massachusetts 02451. To be timely for the 2014 annual meeting, the stockholder's notice must be delivered to or mailed and received by us not more than 120 days, and not less than 90 days, before the anniversary date of the preceding annual meeting, except that if the annual meeting is set for a date that is not within 30 days before or 60 days after such anniversary date, we must receive the notice not later than the close of business on the tenth day following the day on which we provide notice or public disclosure of the date of the meeting. Assuming the date of our 2014 annual meeting is not so advanced or delayed, stockholders who wish to make a proposal at the 2014 annual meeting must notify us no earlier than January 9, 2014 and no later than February 8, 2014. Such notice must provide the information required by our bylaws with respect to each matter the stockholder proposes to bring before the 2014 annual meeting.

Other Matters

        As of the date of this Proxy Statement, the board of directors does not intend to present any matters other than those described herein at the Annual Meeting and is unaware of any matters to be presented by other parties. If other matters are properly brought before the meeting for action by the stockholders, proxies will be voted in accordance with the recommendation of the board or, in the absence of such a recommendation, in accordance with the judgment of the proxy holder.

Directions to Annual Meeting

        Directions to the 2013 Annual Meeting of Stockholders, to be held at The Conference Center at Waltham Woods, 860 Winter Street, Waltham, MA 02451are set forth below:

        From Boston and Logan Airport—Take the Massachusetts Pike/I-90 West past the tollbooth and follow the signs for I-95/128 North (Exit 15). Take I-95/128 North for approximately 2 miles to Exit 27B (Wyman Street/Winter Street). At the lights, turn right onto Wyman Street. Remain in the right lane and bear right at the yield sign onto Winter Street. Remain in the right lane. Remain in the far right lane through two sets of lights, passing the Embassy Suites Hotel on the left. Travel around the Cambridge Reservoir (on the right) for approximately 0.5 mile (passing AstraZeneca on the left). Turn left at the granite sign announcing HealthPoint and Waltham Woods Corporate Center. Travel up the hill following the green signs to Waltham Woods Corporate Center for approximately 0.3 mile and turn left into the parking lot for the Massachusetts Medical Society/Conference Center at Waltham Woods. Park near the Conference Center entrance and enter the lobby through the glass doors.

By Order of the Board of Directors

Leon O. Moulder, Jr. Chief Executive Officer April 4, 2013

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. X 01M9EC 8 1 D V + Annual Meeting Proxy Card . Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below C Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. Date (mm/dd/yyyy) — Please print date below. + Change of Address — Please print your new address below. Comments — Please print your comments below. B Non-Voting Items A Proposals — The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposal 2. For Against Abstain 2. Ratification of the appointment of Ernst & Young, LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2013 Meeting Attendance Mark the box to the right if you plan to attend the Annual Meeting. 01 - Leon O. Moulder, Jr. 04 - Lawrence M. Alleva 07 - Beth Seidenberg, M.D. 02 - Mary Lynne Hedley, Ph.D. 05 - James O. Armitage, M.D. 08 - Paul Walker 03 - David M. Mott 06 - Arnold L. Oronsky, Ph.D. 1. Election of Directors: For Withhold For Withhold For Withhold IMPORTANT ANNUAL MEETING INFORMATION MMMMMMMMMMMM MMMMMMMMMMMMMMM 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000004 MR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6 ENDORSEMENT_LINE______________ SACKPACK_____________ 1234 5678 9012 345 MMMMMMM 1 6 0 6 6 9 1 MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MMMMMMMMM C 1234567890 J N T C123456789 qIF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.q Electronic Voting Instructions Available 24 hours a day, 7 days a week! Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy. VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR. Proxies submitted by the Internet or telephone must be received by 1:00 a.m., Central Time, on May 9, 2013. Vote by Internet • Go to www.investorvote.com/tsro • Or scan the QR code with your smartphone • Follow the steps outlined on the secure website Vote by telephone • Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone • Follow the instructions provided by the recorded message

. Notice of 2013 Annual Meeting of Shareholder The Conference Center at Waltham Woods, 860 Winter St., Waltham, MA 02451 Proxy Solicited by Board of Directors for Annual Meeting — May 9, 2013 Leon O. Moulder, Jr., Mary Lynn Hedley, Ph.D. and Richard J. Rogers, or any of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Stockholders of TESARO, Inc. to be held on May 9, 2013 or at any postponement or adjournment thereof. Shares represented by this proxy will be voted by the stockholder. If no such directions are indicated, the Proxies will have authority to vote FOR Proposal 1 “Election of Directors” and FOR Proposal 2 “Ratification of Selection of Independent Registered Public Accounting Firm”. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting. (Items to be voted appear on reverse side.) Proxy — TESARO, Inc. 2013 Annual Meeting of TESARO, Inc. Shareholders May 9, 2013 at 8:30 a.m. Local Time The Conference Center at Waltham Woods 860 Winter St., Waltham, MA 02451 qIF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.q

QuickLinks

ABOUT THE ANNUAL MEETING
CORPORATE GOVERNANCE STANDARDS AND DIRECTOR INDEPENDENCE
BOARD COMMITTEES AND THEIR FUNCTIONS
DIRECTOR NOMINATIONS AND COMMUNICATION WITH DIRECTORS
PROPOSAL NO. 1—ELECTION OF DIRECTORS
COMPENSATION OF EXECUTIVE OFFICERS EXECUTIVE COMPENSATION
PROPOSAL NO. 2—RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
BENEFICIAL OWNERSHIP OF COMMON STOCK
GENERAL MATTERS